Exhibit 10.17







                    PARTICIPATION AGREEMENT

                  Dated as of October 12, 1999



                   Entered Into By and Among


                    CONSOLIDATED FREIGHTWAYS
                    CORPORATION OF DELAWARE
                           as Lessee,

                      ABN AMRO BANK N.V.,
             not individually, except as expressly
                 set forth herein, but as Agent

                              and

                     The Lessors Listed on
                       Schedule I Hereto


                       TABLE OF CONTENTS


                                                                   Page


ARTICLE I   Definitions                                            -1-

ARTICLE II        Purchase and Lease of Vehicles                   -2-
     Section 2.1  Fundings; Payment of Purchase Price              -2-
     Section 2.2  Application of Funds; Sale and Lease of
                    Vehicles                                       -2-
     Section 2.3  Time and Place of Funding                        -3-
     Section 2.4  Assignment Agreement                             -3-

ARTICLE III Conditions to Effective Date                           -3-
     Section 3.1                            Effective Date Notice  -3-
     Section 3.2                                        Appraisal  -3-
     Section 3.3                          Participation Agreement  -4-
     Section 3.4                             Assignment Agreement  -4-
     Section 3.5                                            Lease  -4-
     Section 3.6                                Financial Reports  -5-
     Section 3.7                             Financing Statements  -5-
     Section 3.8                            Certificates of Title  -5-
     Section 3.9                          Transaction Costs; Fees  -5-
     Section 3.10                             Opinions of Counsel  -5-
     Section 3.11                Corporate Status and Proceedings  -5-
     Section 3.12                          Consents and Approvals  -6-
     Section 3.13                          Payment of Impositions  -6-
     Section 3.14                                  Search Reports  -6-
     Section 3.15                                       Insurance  -6-
     Section 3.16                  Proceedings Satisfactory, Etc.  -6-
     Section 3.17             Absence of Material Adverse Effect.  -7-
     Section 3.18  Representations and Warranties True;
                        Absence of Defaults                        -7-

ARTICLE IV  General Provisions                                     -7-
     Section 4.1                            Nature of Transaction  -7-
     Section 4.2                                     Replacements  -7-

ARTICLE V   Representations and Warranties                         -8-
     Section 5.1         Representations and Warranties of Lessee  -8-
     Section 5.2        Representations and Warranties of Lessors  -13-
     Section 5.3          Representations and Warranties of Agent  -14-

ARTICLE VI  Covenants                                              -15-
     Section 6.1                              Covenants of Lessee  -15-
     Section 6.2                   Covenants of Agent and Lessors  -21-

ARTICLE VII General Indemnities                                    -22-
     Section 7.1                                         Indemnity -22-
     Section 7.2                          Excessive Use Indemnity  -23-
     Section 7.3                          Increased Capital Costs  -23-
     Section 7.4                         Eurodollar Rate Unlawful  -24-
     Section 7.5                                   Funding Losses  -24-
     Section 7.6                      Actions of Affected Lessors  -25-

ARTICLE VIII                                General Tax Indemnity  -25-
     Section 8.1                            General Tax Indemnity  -25-
     Section 8.2                                          Contest  -26-
     Section 8.3                                         Gross Up  -27-
     Section 8.4                                      Tax Returns  -27-
     Section 8.5                        Withholding Tax Exemption  -28-

ARTICLE IX  Agent                                                  -29-
     Section 9.1                    Appointment and Authorization  -29-
     Section 9.2                             Delegation of Duties  -30-
     Section 9.3                           Liability of the Agent  -30-
     Section 9.4                            Reliance by the Agent  -30-
     Section 9.5                                Notice of Default  -31-
     Section 9.6                           Lessor Credit Decision  -31-
     Section 9.7                     Indemnification of the Agent  -32-
     Section 9.8                     Agent in Individual Capacity  -32-
     Section 9.9                                  Successor Agent  -32-

ARTICLE X   Amendments to Operative Agreements                     -33-
     Section 10.1  Amendments to Operative Agreements With
                     Consent of Lessors                            -33-
     Section 10.2  Amendments to Operative Agreements Affecting
                     Agent                                         -34-

ARTICLE XI  Miscellaneous                                          -34-
     Section 11.1                           Survival of Covenants  -34-
     Section 11.2                                  Applicable Law  -34-
     Section 11.3  Distribution and Application of Rents and
                       Other Payments  -34-
     Section 11.4                                         Notices  -35-
     Section 11.5               Transaction Costs; Other Expenses  -36-
     Section 11.6                                    Counterparts  -36-
     Section 11.7                                    Severability  -37-

     Section 11.8               Successors and Assigns; Transfers  -37-
     Section 11.9                                      JURY TRIAL  -38-
     Section 11.10                    Captions; Table of Contents  -39-
     Section 11.11                                FINAL AGREEMENT  -39-
     Section 11.12                   No Third-Party Beneficiaries  -39-
     Section 11.13                             Further Assurances  -39-
     Section 11.14                      Reproduction of Documents  -39-
     Section 11.15 Consideration for Consents to Waivers and
                     Amendments                                    -40-
     Section 11.16                     Submission to Jurisdiction  -40-



          PARTICIPATION AGREEMENT, dated as of October 12, 1999 (this Participation Agreement), is entered into among CONSOLIDATED FREIGHTWAYS CORPORATION OF DELAWARE, a Delaware corporation, as Lessee (Lessee), ABN AMRO BANK N.V., a bank organized under the laws of the Netherlands, not in its individual capacity, except as otherwise expressly provided herein, but solely as Agent for the Lessors (the Agent), and the several Lessors listed on Schedule 1 hereto (together with their respective permitted successors, assigns and transferees, each a Lessor and collectively the Lessors).

          WHEREAS, the Agent, on behalf of certain financial institutions, acquired an interest in the Vehicles described on
Schedule I to the Lease pursuant to a Participation Agreement, dated as of December 22, 1995, as amended, among the Lessee, the Agent and such financial institutions as Lessors (the Existing Lessors); and

          WHEREAS, on the Effective Date, pursuant to an assignment agreement (the Assignment Agreement), the Existing
Lessors will assign to the Agent, for the benefit of the Lessors, and the Agent, on behalf of the Lessors, will purchase and receive from the Existing Lessors, an interest in the Vehicles described on Schedule I to the Lease; and

          WHEREAS, on the Effective Date, the Agent, on behalf of the Lessors, will lease such Vehicles to the Lessee and the Lessee will lease such Vehicles from the Agent, for the benefit of the Lessors, pursuant to the terms of the Lease substantially in the form of Exhibit A hereto;

          NOW, THEREFORE, in consideration of the mutual terms and conditions herein contained, the parties hereto agree as follows:



                           ARTICLE I

                          Definitions

          Capitalized terms used but not defined herein
(including those used in the foregoing recitals) shall have the meanings specified in Schedule X hereto unless the context otherwise requires, which Schedule X shall for all purposes constitute a part of this Participation Agreement.


                           ARTICLE II

                 Purchase and Lease of Vehicles

          Section 2.1  Fundings; Payment of Purchase Price.

          (a) Subject to the terms and conditions hereinafter set forth, and in reliance on the representations and warranties contained herein or made pursuant hereto, upon receipt of the Effective Date Notice, each Lessor shall transfer to Agent on the Effective Date an amount equal to the product of the aggregate Purchase Price of the Vehicles as provided in the Assignment Agreement, multiplied by such Lessor's Commitment Percentage (such transfer being referred to herein as the Funding). In no event shall any Lessor be required to provide funds under this Participation Agreement in an aggregate amount exceeding such Lessor's Commitment.

          (b) Remittances pursuant to this Section 2.1 shall be made in immediately available federal funds by wire transfer to the account of Agent set forth below (or as otherwise specified by Agent to each Lessor from time to time not less than three Business Days prior to the date of the requested Funding) and must be received by Agent by 12:00 noon, New York time on the Effective Date:

             Bank:       ABN AMRO Bank N.V.


          Section 2.2 Application of Funds; Sale and Lease of Vehicles. On the Effective Date, upon (a) receipt by Agent of all amounts to be paid by the Lessors pursuant to Section 2.1, and (b) satisfaction or waiver of each of the conditions set forth in Article III, (i) Agent shall purchase, for the benefit of the Lessors, an interest in the Vehicles to be acquired on the Effective Date pursuant to the Assignment Agreement, (ii) in consideration therefor, Agent, on behalf of the Lessors, shall pay, from the funds made available by the Lessors pursuant to
Section 2.1, an amount equal to the ratable portion of the Purchase Price for the Vehicles being so sold and purchased in immediately available federal funds remitted by wire transfer to the respective account of each respective Existing Lessor as provided in the Assignment Agreement, and (iii) Agent, on behalf of the Lessors, shall lease to Lessee the Vehicles so purchased by Agent and Lessee shall lease from Agent, on behalf of the Lessors, such Vehicles pursuant to the Lease. Each Lessor shall hold an undivided interest in the Vehicles equal to such Lessor's Commitment Percentage.

          Section 2.3 Time and Place of Funding. The closing of the purchase by the Agent, on behalf of the Lessors, of the Vehicles and the lease by the Agent, on behalf of the Lessors, of the Vehicles to the Lessee shall take place on the Effective Date, commencing at 10:00 a.m. San Francisco time, at Shearman & Sterling, or such other time and place as the parties may agree.

          Section 2.4 Assignment Agreement. Each Lessor has reviewed the Assignment Agreement and authorizes the Agent to enter into the Assignment Agreement on behalf of such Lessor and, upon receipt of the Purchase Price from the Lessors, to pay the Existing Lessors the aggregate Purchase Price for the Vehicles as provided therein.


                          ARTICLE III
 .
                  Conditions to Effective Date

          The obligation of each Lessor and Agent to perform its obligations on the Effective Date, and of each Lessor to make its portion of the Funding, shall be subject to the fulfillment to the satisfaction of (including, with respect to writings, such writings being in form and substance reasonably satisfactory to the addressee or beneficiary thereof), or the waiver in writing by, each Lessor and Agent of the conditions precedent set forth in this Article III on or prior to the Effective Date (except that the obligation of any party hereto shall not be subject to the performance or compliance of such party or of any of such party's Affiliates).

          Section 3.1 Effective Date Notice. Lessee shall have delivered to Agent and each Lessor, not later than 10:00 a.m. San Francisco time not earlier than the tenth (10th) and not later than the third (3rd) Business Day prior to the proposed Effective Date, an irrevocable notice (an Effective Date Notice) substantially in the form of Exhibit B, specifying (i) the proposed Effective Date and (ii) a representation and warranty that as of the Effective Date and at all times thereafter, each Vehicle subject to the Lease will either be (a) used in interstate commerce, titled in a State with respect to which Agent and Lessors have a perfected security interest in such Vehicle and registered in a State which is a party to the International Registration Plan or (b) used in intrastate commerce, registered in the State in which it is so used and titled in a State with respect to which Agent and Lessors have a perfected security interest in such Vehicle.

          Section 3.2 Appraisal. At least one (1) Business Day prior to the Effective Date, Agent and each Lessor shall have received an Appraisal to their reasonable satisfaction opining:

          (a) that the Appraised Value of the Vehicles is reasonably expected to be as follows:

               Date                                     Value

        Sum of Fair Market Value
        Vehicles on Effective Date                     $32,500,000
        Vehicles at end of Base Term                   $24,262,300
        Vehicles at end of First Renewal Term          $16,014,100
        Vehicles at end of Second Renewal Term         $11,572,800

          (b) that the remaining economic useful life of each Vehicle is not less than four (4) years;

          (c) that the values set forth in clause (a) above assume an increase for inflation of 2% per annum, and that such inflation assumption is reasonable.

          Section 3.3 Participation Agreement. On or prior to the Effective Date, each of the Participants shall have received a fully executed counterpart of this Participation Agreement.

          Section 3.4  Assignment Agreement.  On the Effective
Date, the Assignment Agreement shall have been executed by the parties thereto and the Purchase Price paid thereunder by each other Lessor.

          Section 3.5 Lease. On or prior to the Effective Date, each Participant shall have received a fully executed counterpart of the Lease, which Lease shall set forth:

          (a) in Schedule I thereto, a description of the Vehicles; and

          (b) in Schedule II thereto, (i) a schedule of the installments of Fixed Rent and the Payment Dates therefor during the Base Term and each Renewal Term, and the Lease Balance as of the Effective Date and as of each Payment Date during the Base Term and each Renewal Term, assuming in each case that all installments of Fixed Rent due and payable thereunder to and including such Payment Date have been paid, (iii) the Termination Percentages, (iv) the Lessee Risk Percentages and (v) the Lessor Risk Percentages.

An amortization schedule providing for equal monthly installments of Fixed Rent and Variable Rent over the full three years of the Lease Term (that is, the Base Term and the two Renewal Terms) will be prepared using the Interest Rate as determined on the date of the Effective Date Notice, such that at the end of the Lease Term the Lease Balance shall be equal to the expected Appraised Value at such date of the Vehicles subject to the Lease. The installments of Fixed Rent so determined shall be set forth in Schedule II to the Lease and shall be payable by Lessee on the dates and in the amounts set forth in said Schedule II. The installment of Variable Rent shall vary over the Lease Term, based upon changes in the applicable Interest Rate. Schedules I and II to the Lease shall be prepared by Agent, and the items set forth by Agent in such Schedules shall be conclusive and binding upon Lessee for all purposes hereunder.

          Section 3.6 Financial Reports. At least three (3) Business Days prior to the Effective Date, Parent shall have delivered to Agent and Lessors copies of its most recent financial statements prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered thereby and on a basis consistent with prior periods.

          Section 3.7 Financing Statements. On or prior to the Effective Date, Agent shall have received from Lessee duly executed UCC financing statements identifying Lessee as debtor and Agent as secured party for the benefit of the Lessors, and describing the Lease as a secured transaction, and such financing statements shall have been filed in (a) the jurisdiction in which Lessee has its principal office, (b) each jurisdiction in which any Vehicle being delivered on the Effective Date is to be titled and (c) the jurisdiction in which Lessee is incorporated.

          Section 3.8 Certificates of Title. On or prior to the Effective Date, Agent and each Lessor shall have received a duly executed certificate from a Responsible Officer of Lessee, certifying that (a) Lessee has submitted to each applicable motor vehicle Authority the Certificate of Title or Certificate of Origin for each Vehicle to be subject to the Lease and, to the extent not previously effected, together with (i) applications duly completed by Lessee requesting that such Authority record the interests of Agent, on behalf of the Lessors, as lienholder on each such Certificate of Title and (ii) payment of all applicable fees and charges and (b) as so submitted, such Certificates of Title do not evidence title, or any interest in or Lien against title, in any such Vehicle in any Person other than the Lessee and the Agent.

          Section 3.9 Transaction Costs; Fees. On or prior to the Effective Date, Lessee shall have paid to Agent, for the benefit of Agent and the Lessors, any Transaction Costs invoiced and not previously paid. Such payment shall be made by wire transfer of immediately available funds to the account specified for Agent in Schedule I.

          Section 3.10 Opinions of Counsel. On or prior to the Effective Date, each Lessor and Agent shall have received the opinions of (a) Brobeck, Phleger & Harrison LLP, as counsel to Lessee substantially to the effect of the matters set forth in Exhibit C-1, (b) general counsel to Consolidated Freightways Corporation, the parent corporation of Lessee, substantially to the effect of the matters set forth in Exhibit C-2 and (c) Stoel Rives LLP, as counsel to Lessee substantially to the effect of the matters set forth in Exhibit C-3. By their execution hereof, Lessee expressly instructs each such general counsel to execute and deliver such opinions to Agent and the Lessors.

          Section 3.11 Corporate Status and Proceedings. On or prior to the Effective Date, Agent shall have received:

          (a) certificates of existence and good standing with respect to Lessee from the Secretary of State of the State of its incorporation, dated no earlier than the 15th day prior to the Effective Date; and

          (b) with respect to Lessee, a certificate from a Responsible Officer substantially in the form of Exhibit D, dated the Effective Date, with respect to the Lessees governing documents, resolutions and incumbent officers, representations and warranties and absence of defaults.

          Section 3.12 Consents and Approvals. On or prior to the Effective Date, all necessary consents, approvals and authorizations of, and declarations, registrations and filings with, Authorities and nongovernmental Persons required to consummate the transactions contemplated by this Agreement and the other Operative Agreements shall have been obtained or made by Lessee and shall be in full force and effect.

          Section 3.13 Payment of Impositions. All Impositions payable on or prior to the Effective Date in connection with the execution, delivery, recording or filing of any of the Operative Agreements, in connection with the filing of any of the financing statements, any applications regarding certificates of title and any other documents, in connection with the consummation of any other transactions contemplated hereby or by any of the other Operative Agreements, shall have been paid in full by Lessee.

          Section 3.14 Search Reports. Prior to the Effective Date, Agent shall have received reports acceptable to Agent and counsel to the Lessors as to Lessee by the office of the Secretaries of State and the appropriate county filing or recording offices (if applicable) of each jurisdiction contemplated by Section 3.7, each dated as close to the Effective Date as practicable, in respect of a search of the applicable UCC files and any indices of Liens maintained by such offices (including, if applicable, indices of judgment, revenue and tax liens).

          Section 3.15 Insurance. On or prior to the Effective Date, Agent shall have received (and each Lessor shall have received a copy of) a current certificate to the effect that insurance complying with Section 7.1 of the Lease is in full force and effect, and there shall be no past due premiums in respect of any such insurance.

          Section 3.16 Proceedings Satisfactory, Etc. All proceedings taken in connection with the Effective Date and all documents relating thereto shall be reasonably satisfactory to each Participant and its counsel, and each Participant and its counsel shall have received copies of such documents as such Participant or its counsel may reasonably request in connection therewith, all in form and substance reasonably satisfactory to such Participant and its counsel.

          Section 3.17  Absence of Material Adverse Effect.
Except as disclosed in writing to Agent, since June 30, 1999, no Material Adverse Effect shall have occurred and be continuing.

          Section 3.18 Representations and Warranties True; Absence of Defaults. Each of the representations and warranties made by or on behalf of Lessee under the Operative Agreements shall be true on and as of the Effective Date, and no Default shall have occurred and be continuing on and as of the Effective Date.


                           ARTICLE IV

                       General Provisions

          Section 4.1 Nature of Transaction. It is the intent of the Participants that: (a) the transaction contemplated hereby constitutes an operating lease from Agent and Lessors to Lessee for purposes of the Lessees financial reporting, (b) the transaction contemplated hereby preserves ownership in the Vehicles to Lessee for purposes of Federal and state income tax, bankruptcy and UCC purposes, (c) the Lease grants a security interest in the Vehicles and the other Collateral to Agent for the benefit of Agent and the Lessors, and (d) the obligations of Lessee to pay Fixed Rent and Variable Rent shall be treated as payments of principal and interest, respectively. Nevertheless, Lessee acknowledges and agrees that Agent has not made any representations or warranties concerning the tax, accounting or legal characteristics of the Operative Agreements and that Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Agreements as it deems appropriate. Except as specifically provided for herein or in the Lease, Agent, for the benefit of the Lessors, shall retain an interest in the Vehicles, free and clear of all Liens other than Permitted Liens, as security for the obligations of Lessee under the Operative Agreements. Lessee shall not have any right, title or interest in the Vehicles except as expressly set forth in this Agreement or in the Lease. Without limiting the foregoing, Lessee shall be permitted to be named as the record owner of each Vehicle on the Certificate of Title and the registration issued for such Vehicle by each applicable Authority so long as Agent is listed on the same Certificate of Title as having a security interest in the Vehicle or Lessee has taken such other steps as may be necessary to perfect Agent's security interest, on behalf of the Lessors, in such Vehicle. Other than Agent, who will hold a security interest on behalf of the Lessors, no Person shall be named on the Certificate of Title of any Vehicle as having a security interest in such Vehicle.

          Section 4.2 Replacements. Lessors hereby agree that they shall instruct Agent to release a Part or Vehicle from the Lease and evidence such release by the execution and delivery of a termination statement release, a release of Lien from the applicable Certificate of Title and such other documents as may be required to release the replaced Part or Vehicle from the Lease and which are in form and substance satisfactory to the Required Lessors subject to the satisfaction of the conditions set forth in the Lease with respect to the release of such Part or Vehicle.


                           ARTICLE V

                 Representations and Warranties

          Section 5.1  Representations and Warranties of Lessee.
As of the Effective Date, Lessee makes the representations and warranties set forth in this Section 5.1 to Agent and each
Lessor:

          (a) Title. Lessee has record title to each of the Vehicles or has beneficial title to each such Vehicle with record title being subject only to the issuance in the ordinary course of the original Certificate of Title, for which an application has already been submitted to the appropriate titling Authority, and each of the Vehicles and all of the other Collateral is free from all Liens except for Permitted Liens.

          (b) Perfection of Security Interests. No filing, recordation or registration is necessary or advisable in order to perfect the security interest of Agent, for the benefit of the Lessors, in the Vehicles and other Collateral referred to in the foregoing subsection (a) other than (i) the filing or recording of financing statements under Article 9 of the applicable UCC in Illinois, New Jersey, Minnesota, Oregon, Texas and California (the Original States), and the recordation on the Certificate of Title for each Vehicle with the applicable Authority of the security interest of Agent on behalf of the Lessors or (ii) in the case of any Sublease, the delivery to Agent of the chattel paper original of such Sublease, and upon the actions described in the foregoing clauses (i) and (ii) the security interests in the Vehicles and the other Collateral are enforceable, properly perfected, first-priority Liens, subject only to Permitted Liens; provided, however, that such actions may not be effective to perfect such security interest in certain Intellectual Property Collateral that can only be perfected by filing with the United States Patent and Trademark Office and certain items described in clause (e) of the definition of Collateral to the extent such items are stored in (but not made a part of) a Vehicle and located from time to time in jurisdictions where no such filing has been made or to the extent that any such item consists of a type of collateral in which a security interest cannot be perfected by taking such actions.

          (c)  Appraisal Data.  The information provided by
Lessee to the Appraiser and forming the basis for the conclusions set forth in the Appraisal, taken as a whole, was true and correct in all material respects and did not omit any information necessary to make the information provided not materially misleading as of the time provided.

          (d) Corporate Existence. Lessee is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and Lessee is duly qualified or licensed and in good standing as a foreign corporation authorized to do business in each state where, because of the nature of its activities or properties, such qualification or licensing is required, except for such jurisdictions where the failure to be so qualified or licensed would not have a Material Adverse Effect.

          (e) Corporate Authority. Lessee has all requisite corporate power and authority to execute, deliver, and perform its respective obligations under each Operative Agreement to which it is a party.

          (f) Authorization; Non-Contravention. The execution and delivery by Lessee of the Operative Agreements to which it is a party, and the performance by Lessee of its obligations under such Operative Agreements, have been duly authorized by all necessary corporate action (including any necessary stockholder action) on its part, and do not and will not: (i) violate any provision of any law, rule or regulation presently in effect having applicability to Lessee or of any order, writ, judgment, decree, determination or award presently in effect having applicability to Lessee, which violation or violations would have, individually or in the aggregate, a Material Adverse Effect; (ii) violate any provision of the charter or bylaws of Lessee; (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement, or any other agreement or instrument to which Lessee is a party or by which Lessee or its properties may be bound or affected, which breaches or default would have, individually or in the aggregate, a Material Adverse Effect; or (iv) result in, or require, the creation or imposition of any Lien of any nature upon or with respect to any of the properties now owned or hereafter acquired by Lessee (other than the security interest contemplated by the Lease); and Lessee is not in default under or in violation of its charter or by-laws.

          (g) Binding Effect. Each of the Operative Agreements to which Lessee is a party constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee, in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, arrangement, reorganization, moratorium or other similar laws affecting the enforcement of creditors rights generally and by general principles of equity.

          (h) Absence of Litigation, etc. Except as disclosed on Schedule II, there is no litigation (including, without limitation, derivative actions), arbitration or governmental proceedings pending or, to the knowledge of Lessee, threatened against Lessee in which there is a reasonable possibility of an adverse decision which, if adversely determined, would have a Material Adverse Effect.

          (i) Consents, etc. No authorization, consent, approval, license or formal exemption from, nor any filing, declaration or registration with, any Authority, including, without limitation, the Securities and Exchange Commission, or with any securities exchange, is or will be required in connection with the execution and delivery by Lessee of the Operative Agreements to which it is a party, the performance by Lessee of its obligations under such Operative Agreements or the ownership, operation and maintenance of the Vehicles as contemplated by the Operative Agreements, except as described in
Section 5.1(b).

          (j) Location of Offices. The principal place of business and chief executive office (as such term is used in Article 9 of the UCC) of Lessee is located at 175 Linfield Drive,
Menlo Park, California  94025.

          (k) ERISA. Relying upon the accuracy of the representations in Section 5.2(a) hereof, the execution and delivery of the Operative Agreements by Lessee will not involve any prohibited transaction within the meaning of ERISA or Section
4975 of the Code.

          (l) Taxes. Lessee has filed or caused to be filed all United States Federal and all other material tax returns that are required to be filed by Lessee, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessment received by Lessee to the extent that such taxes have become due and payable except to the extent that taxes due, but unpaid, are being contested in good faith by Lessee by appropriate action or proceeding and, to the extent (if any) that such taxes are not due and payable, has established or caused to be established reserves that are adequate for the payment thereof in accordance with GAAP.

          (m) Compliance with Laws. The Vehicles, the properties from which they are operated and serviced and the current operation thereof and thereon do not violate any laws, rules, regulations, or orders of any Authorities that are applicable thereto, including, without limitation, any thereof relating to matters of occupational safety and health or Environmental Laws, or motor vehicles or the titling or registration thereof, except for such violations as would not have, individually or in the aggregate, a Material Adverse Effect.

          (n) Disclosure. Taken as a whole, neither this Participation Agreement, nor any offering materials, nor the other Operative Agreements to which Lessee is or will be a party nor the other documents and certificates furnished pursuant to this Participation Agreement to Agent, or the Lessors, in connection with the transactions contemplated by this Participation Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in the light of the circumstances under which they were made, not misleading as of the time furnished.

          (o) Impositions. No sales, use, excise, transfer or other tax, fee or imposition shall result from the titling, registration or delivery of a Vehicle on or before the Effective Date, except such taxes, fees or impositions that have been paid in full on or prior to the Effective Date, except with respect to sales and use taxes owing in connection with a transfer which shall be paid monthly or quarterly as due and payable.

          (p)  Certain Vehicle Matters.

               (i)  Each Vehicle which is to be used in
          interstate commerce will be properly registered pursuant to the International Registration Plan as in effect in the state in which such Vehicle is titled on the Effective Date.

               (ii) Each Vehicle has a gross weight rating of more than 16,000 pounds, and none of the Vehicles has been specially constructed, rebuilt, reconstituted or assembled.

               (iii) Lessee is not in the business of selling vehicles and the Vehicles do not constitute Ainventory under any applicable UCC.

               (iv) Each Vehicle is manufactured within the United States of America.

               (v) In connection with the submission of each application to have the Lien of Agent, for the benefit of the Lessors, listed on each Certificate of Title, Lessee has submitted sufficient evidence of ownership of the applicable Vehicle to the relevant motor vehicle titling Authority.

          (q) Registration of Vehicles Used in Intrastate or Interstate Commerce. Each Vehicle will be, when Lessee takes possession thereof on the Effective Date and at all times thereafter or when thereafter subject to the Lease, either
(i) used in interstate commerce, titled in a State with respect to which Agent and the Lessors have a perfected security interest in such Vehicle and registered in a State which is a party to the International Registration Plan or (ii) used in intrastate commerce, registered in the State in which it is so used and titled in a State with respect to which Agent and Lessors have a perfected security interest in such Vehicle.

          (r) Holding Company. Lessee is not subject to regulation as a holding company, an affiliate of a holding company or a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (s) Investment Company Act. Lessee is not an investment company, an affiliated person of an investment company, or a promoter or principal underwriter for an investment company, as such terms are defined the Investment Company Act of 1940, as amended. The consummation of the transactions contemplated hereby will not violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.


          (t) Intellectual Property. To Lessee's knowledge or as represented in writing by a vendor of the Vehicles which writing has been provided to Agent, there are no patents, patent rights, trademarks, service marks, trade names, copyrights, licenses or other intellectual property rights with respect to the Vehicles, or proprietary, patented or patentable modifications or Parts used in connection with the Vehicles, the unavailability of which would have a material adverse effect on the current Fair Market Value of the Vehicles.

          (u) Subjection to Regulation. Neither Agent nor any Lessor will, solely by reason of entering into the Operative Agreements or the consummation and performance of the transactions contemplated thereby (other than upon the exercise of remedies under the Lease) (i) be required to qualify to do business in any jurisdiction, (ii) become subject to ongoing regulation by any Authority as a company engaged in the business of Lessee in any jurisdiction or (iii) to the best knowledge of Lessee, become subject to any other ongoing regulation of its operations by any Authority (other than any taxing Authority).

          (v) Use of Proceeds. The use of the proceeds from the transaction contemplated by the Operative Agreements will not violate or result in any violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

          (w) Absence of Defaults. No Default has occurred and is continuing, and since June 30, 1999 there has occurred no Material Adverse Effect.

          (x) Absence of Casualty. No Casualty has occurred with respect to the Vehicles.

          (y)  Insurance. All insurance coverages required by
Section 7.1 of the Lease are in full force and effect and there are no past due premiums in respect of any such insurance.

          (z) Financial Reports. The financial statements delivered by Parent to Agent pursuant to Section 3.6 will fairly present the Consolidated financial condition of the Parent and its Subsidiaries as at such date and the Consolidated results of the operations of the Parent and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied. Since June 30, 1999, there has been no Material Adverse Change.

          (aa) Private Offering. Neither Lessee, nor anyone acting on behalf of it, has taken or will take any action which will subject any interest being acquired by the Lessors under the Operative Agreements to the requirements of Section 5 of the Securities Act, and, assuming the truth and accuracy of the representations set forth in Section 5.2(b), the issuance, sale and delivery of such interests under the circumstances contemplated by this Agreement do not require the registration of such interests under the Securities Act or the qualification of any of the Operative Agreements under the Trust Indenture Act of 1939, as amended.

          (bb) Brokers, etc. Lessee has not engaged or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker, finder, investment banker, agent or in any other like capacity in connection with any of the Operative Agreements or the transactions contemplated thereby. Lessee shall be responsible for, and shall indemnify, defend and hold each Lessor harmless from and against any and all claims, liabilities or demands by any Person for brokers, finders, investment bankers, arrangers or agents fees, commissions or other entitlements with respect the Operative Agreements and the transactions contemplated thereby (except to the extent arising from a breach of Sections 5.2(c) or 5.3(f)).

          (cc) Year 2000 Compliance. Lessee has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries business and operations (including those affected by suppliers, vendors and customers) that could reasonably be expected to be affected in any material respect by the AYear 2000 Problem (that is, the risk that computer applications used by the Company or any of its Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and time line for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan substantially in accordance with that timetable. Based on the foregoing, Lessee reasonably believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its or any of its Subsidiaries business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, Year 2000 Compliant), except to the extent that any failures to do so singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          Section 5.2  Representations and Warranties of Lessors.
Each of Lessors hereby represents and warrants severally but not jointly to the other Participants as set forth in this Section
5.2.

          (a) ERISA. Such Lessor is not and will not be funding any of its Commitment or performing any of its obligations under the Operative Agreements with the assets of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or a plan (as defined in Section 4975(e)(1) of the Code).

          (b) Investment. The interest being acquired by such Lessor under the Operative Agreements is being acquired for its own account, without any view to the distribution thereof or any interest therein, provided that such Lessor shall be entitled to assign, transfer or convey its interest in accordance with
Section 11.8.

          (c) Brokers, etc. Such Lessor has not engaged or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker, finder, investment banker, agent or in any other like capacity in connection with any of the Operative Agreements or the transactions contemplated thereby.

          Section 5.3  Representations and Warranties of Agent.
ABN AMRO Bank N.V., in its individual capacity, hereby represents and warrants to the other Participants as set forth in this
Section 5.3.

          (a) Organization and Authority. Agent is a corporation duly organized and validly existing in good standing under the laws of the Netherlands and has the corporate power and authority to enter into and perform its obligations under the Operative Agreements.

          (b) Authorization; Binding Effect. The Operative Agreements to which Agent is or will be a party have been or will be, on the date required to be delivered hereby, duly authorized, executed and delivered by Agent, and this Participation Agreement is, and such other Operative Agreements are, or, when so executed and delivered by Agent will be, valid, legal and binding agreements of Agent, enforceable against Agent in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the enforcement of creditors rights generally and by general principles of equity.

          (c) Non-Contravention. Neither the execution and delivery by Agent of the Operative Agreements to which it is or will be a party, either in its individual capacity, as Agent, or both, nor compliance with the terms and provisions thereof, conflicts with, results in a breach of, constitutes a default under (with or without the giving of notice or lapse of time or both), or violates any of the terms, conditions or provisions of:
(i) the articles of incorporation or by-laws of Agent; (ii) any bond, debenture, note, mortgage, indenture, agreement, lease or other instrument to which Agent, either in its individual capacity, as Agent or both, is now a party or by which it or its property, either in its individual capacity, as Agent or both, is bound or affected, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect the ability of Agent, either in its individual capacity, as Agent or both, to perform its obligations under any Operative Agreement to which it is or will be a party, either in its individual capacity, as Agent or both; or (iii) any of the terms, conditions or provisions of any law, rule, regulation, order, injunction or decree of any Authority applicable to it in its individual capacity, as Agent or both, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect the ability of Agent, either in its individual capacity, as Agent or both, to perform its obligations under any Operative Agreement to which it is or will be a party.

          (d) Absence of Litigation, etc. There is no litigation (including, without limitation, derivative actions), arbitration or governmental proceedings pending or, to the best knowledge of Agent, threatened against it which would be reasonably likely to adversely affect Agents ability to perform its obligations under the Operative Agreements to which it is party.

          (e) Consents, etc. No authorization, consent, approval, license or formal exemption from, nor any filing, declaration or registration with, any Authority, is or will be required in connection with the execution and delivery by Agent of the Operative Agreements to which it is party or the performance by Agent of its obligations under such Operative Agreements.

          (f) Brokers, etc. Agent has not engaged or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker, finder, investment banker, agent or in any other like capacity in connection with any of the Operative Agreements or the transactions contemplated thereby.


                           ARTICLE VI

                           Covenants

          Section 6.1 Covenants of Lessee. Lessee, covenants and agrees with the Lessors and Agent that during the Lease Term, and, if Lessee has not purchased the Vehicles pursuant to the Lease, for 90 days thereafter, Lessee shall comply with each of the following provisions of this Section 6.1.

          (a) Corporate Existence, etc. Lessee shall maintain its corporate existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

          (b) Compliance With Laws. Lessee shall comply , and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith. Without limiting the foregoing, Lessee shall at all times be responsible for, and shall comply with, all provisions of any Authority with respect to the titling and registration of Vehicles.

          (c) Mergers, Consolidations or Sales. Lessee shall not consummate any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except for (i) any merger of the Parent or any Subsidiary of the Lessee with and into the Lessee; (ii) sales or other dispositions of personal property in the ordinary course of business; (iii) sales of Real Estate for fair market value in exchange for similar property complying with Section 1031 of the Code; (iii) sales of accounts receivable and any related property by Lessee in a receivables securitization arrangement to a financial institution or a special purpose vehicle of Lessee, provided, however, that the aggregate net unrecovered investment in such accounts receivable and proceeds thereof held by the purchasers thereof under such accounts receivables securitization arrangement shall not exceed at any time $75,000,000; and (v) sales or other transfers of assets by Lessee in any fiscal year with an aggregate book value not in excess of five percent (5%) of the Consolidated Total Assets of Parent as of the end of the previous fiscal year.

          (d) Liens. Lessee shall not incur or suffer to exist any Lien on any of the Collateral other than Permitted Liens. Without limiting the foregoing, Lessee shall not assign or pledge any of its rights under any Sublease to any Person other than Agent.

          (e) Change of Name or Location. Lessee shall furnish to Agent notice on or before the 30th day prior to any relocation of its chief executive office or principal place of business or the office where it maintains its records concerning the Collateral, or change of its name, and shall take all actions contemplated by Section 6.1(f) in connection with any such relocation.

          (f)  Perfection and Maintenance of Security Interest.

               (i) Lessee, at its expense, shall cause, as soon as possible, but in any event no later than the 10th day after any request, financing statements (and continuation statements with respect thereto) and all other documents necessary or reasonably requested by Agent in connection with the establishment and perfection of the interest of Agent in the Collateral, to be recorded or filed at the locations contemplated by Section 3.7, and in such manner, and, at its expense, shall take, or shall cause to be taken, all such other action as may be necessary or reasonably requested by Agent or the Required Lessors in order to establish, preserve, protect and perfect the rights, titles and interests of Agent, on behalf of the Lessors, to the Collateral.

               (ii) All Certificates of Title relating to
          Vehicles shall indicate the address of Agent, P.O. Box
          6046, Portland, Oregon 97228, as the address of the lienholder thereon, for the benefit of the Lessors.

               (iii)     Lessee shall, no later than the
          Effective Date, have delivered to Agent and each Lessor a certificate of a Responsible Officer of Lessee certifying that each such Certificate of Title is in the possession of Lessee, shows Lessee as owner of record, and names Agent, on behalf of the Lessors (and Lessors to the extent permitted under applicable law and procedure to be so named), on the face of such Certificates of Title as having a perfected first security interest in such Vehicles, and reflecting no other Liens other than Permitted Liens. All Certificates of Title so held by Lessee shall be available for inspection by Agent during normal business hours, and Lessee shall deliver possession of such Certificates of Title to Agent immediately upon Agents request therefor.

               (iv) Notwithstanding the foregoing, if naming Agent (and, if permitted as aforesaid, Lessors) as a secured party on such Certificate or Certificates of Title as hereinabove contemplated is not adequate to perfect the first priority security interest of Agent, for the benefit of the Lessors, then Lessee shall, upon receipt of Agents request therefor, within the applicable time period specified above, deliver to Agent, in addition to the original Certificates of Title, all such other documents or filings as reasonably required by Agent or the Required Lessors to ensure that Agent, on behalf of the Lessors, has a perfected first priority security interest in such Vehicles.

          Without limiting the foregoing, in the event that any application for registration of such Lien on the Certificate of Title to any Vehicle shall be rejected by the applicable Authority, Lessee shall make such corrections as may be necessary in order that such registration shall be re-submitted to the applicable Authority not more than fifteen (15) days following the initial rejection thereof, and duly completed not more than sixty (60) days following such re-submission. Following receipt by Lessee of any Certificate of Title as contemplated by clause
(iv) hereof, Lessee shall not, without the prior written approval of Agent, change the State of title or the Certificate of Title of any Vehicle, apply for an additional Certificate of Title for any Vehicle, or otherwise modify such Certificate of Title. Agent shall grant such written approval upon Lessees satisfaction of the provisions of this Section 6.1(f) with respect to the perfection of Agents security interest, on behalf of the Lessors, in such Vehicle (or any Replacement Vehicle) and upon receipt by Agent and each Lessor of an opinion of counsel substantially to the effect of the matters set forth in Exhibit C-1 with respect to the jurisdiction in which such Vehicle is to be titled or registered (to the extent that Agent and Lessors have not previously received such an opinion of counsel with respect to such jurisdiction). The security interest of Agent, on behalf of the Lessors, on any Certificate of Title shall not be removed therefrom, nor shall any other security interest be noted thereon, unless and until such Vehicle is to be released from the Lien created by the Lease in accordance with the applicable provisions of the Operative Agreements. Lessee shall not, without the prior written approval of Agent, register any Vehicle in any manner that would render Section 5.1(q) untrue with respect to such Vehicle as of any date of determination.

          It is expressly understood that to the extent that any Certificate of Title is in the possession of Lessee, such possession shall be strictly for the benefit of Agent and solely in accordance with the provisions of the Operative Agreements.

          (g)  Periodic Reporting.  Lessee shall deliver to Agent
(with copies for each Lessor):

               (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Parent, a Consolidated balance sheet of the Parent and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal year of the Parent and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by a Responsible Officer of the Parent as having been prepared in accordance with generally accepted accounting principles and a certificate of the chief financial officer of the Parent (in the form of Exhibit F hereto) as to compliance with the terms of this Agreement, together with confirmation of the Pricing Index, and setting forth in reasonable detail the calculations necessary to demonstrate compliance with
          Section 6.1(h), provided that, in the event of any change in GAAP used in the preparation of such financial statements, the Lessee shall also provide, if necessary for the determination of compliance with
          Section 6.1(h), a statement of reconciliation conforming such financial statements to GAAP;

               (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Parent, a copy of the audited annual report for such year for the Parent and its Consolidated Subsidiaries, and a Consolidated balance sheet of the Parent and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Parent and its Subsidiaries for such fiscal year, and, in the case of the audited annual report, accompanied by an unqualified opinion by Arthur Andersen LLP or other independent public accountants acceptable to the Required Lessors, together with a certificate of a Responsible Officer of the Parent (in the form of Exhibit F hereto) as to compliance with the terms of this Agreement, together with confirmation of the Pricing Index, and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 6.1(h) provided that, in the event of any change in GAAP used in the preparation of such financial statements, the Lessee shall also provide, if necessary for the determination of compliance with
          Section 6.1(h), a statement of reconciliation conforming such financial statements to GAAP; and

               (iii) not later than the end of the first month of each fiscal year of the Parent, annual forecasts (to include forecasted consolidated balance sheets, statements of income and expenses and statements of cash flow) for the Parent, Lessee and their Subsidiaries as at the end of and for each quarter of such fiscal year;

               (iv) as soon as possible and in any event within five days after a Responsible Officer obtains knowledge of the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer of Lessee setting forth details of such Default and the action which Lessee has taken and proposes to take with respect thereto;

               (v) promptly after the filing thereof, copies of all material reports and registration statements that the Parent or any Subsidiary files with the Securities and Exchange Commission;

               (vi) promptly after the sending or filing thereof, copies of all reports which the Parent sends to any of its securityholders, and copies of all reports and registration statements which the Parent or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

               (vii) promptly after the filing thereof, a copy of any notice of reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of the Lessee or any Subsidiary unless the 30-day notice requirement with respect to such event has been waived by the PBGC;

               (viii)    promptly after becoming aware of any
          Material Adverse Change, a description thereof;

               (ix) promptly after receiving notification thereof from the Index Reference, copies of all notices, reports or other correspondence regarding any change to the Pricing Index, including any change in such Pricing Index or the outlook in respect of such Pricing Index; and

               (x)  such other information respecting the
          condition or operations, financial or otherwise, of Lessee or any of its Subsidiaries as any Lessor through the Agent may from time to time reasonably request.

          (h)  Financial Tests.  Lessee shall:

               (i) Leverage Ratio. Maintain, or cause to be maintained, at all times a ratio of not more than 2.50 to 1.00, determined as of the end of each fiscal quarter, of Consolidated Funded Indebtedness as of the end of such fiscal quarter to Consolidated EBITDAR for the four fiscal quarters ending on such date.

               (ii) Tangible Net Worth. Maintain, or cause to be maintained, at all times a Consolidated Tangible Net Worth of the Parent, determined as of the end of each fiscal quarter, of not less than the sum of (i) $205,000,000, plus
     (ii) 50% of Consolidated Net Income during the period commencing June 30, 1999 and ending at the end of such fiscal quarter (without taking into account any losses) plus
     (iii) 100% of the Net Cash Proceeds of all Equity Interests issued by the Parent during the period commencing June 30, 1999 and ending at the end of such fiscal quarter minus (iv) an amount, calculated on an after-tax basis, in respect of charges not in excess of $15,000,000 related to the Tax Sharing Agreement.

               (iii) Fixed Charge Coverage Ratio. Maintain, or cause to be maintained, at all times a ratio, determined as at the end of each fiscal quarter for the immediately preceding four fiscal quarters, of (a) Consolidated EBITDAR for such fiscal quarters to (b) Consolidated Interest and Rental Expense for such fiscal quarters of not less than
     2.00 to 1.00.

          (i) Acceleration of Material Debt. Lessee agrees that if a Default shall occur, or if an event or condition shall occur that results in the acceleration of the maturity of Debt of Lessee or of any Affiliate of Lessee, in either case in amounts exceeding ten million dollars ($10,000,000), Lessee shall promptly notify Agent thereof and upon Agents request, Lessee shall immediately deliver to Agent, Certificates of Title for all of the Vehicles, duly endorsed by Lessee in blank.

          (j) ERISA Events. Promptly upon Lessees becoming aware of the occurrence of any matter or matters referred to in the following clauses (i), (ii) and (iii) involving liability that may reasonably be expected to exceed, individually or in the aggregate, $25,000,000, Lessee shall notify Agent and each of the Lessors in writing specifying the nature thereof, what action Lessee is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto: (i) a Reportable Event as such term is defined in Section 4043 of ERISA unless the 30-day notice requirement with respect to such event has been waived by the PBGC, (ii) an Accumulated Funding Deficiency as such term is defined in Section 302 of ERISA, or (iii) a non-exempt Prohibited Transaction, as such term is defined in Section 4975 of the Code or described in
Section 406 of ERISA, in connection with any Pension Plan (or any trust created thereunder).

          (k) Additional Information. Promptly upon receipt of a written request from Agent or any Lessor, Lessee shall deliver to such requesting party such other data and information as from time to time may be reasonably requested.

          (l) Reports to Lessors. Lessee shall, concurrently with any notice, delivery or other communication required to be delivered to Agent pursuant to any Operative Agreement, deliver a copy of such notice, delivery or other communication to each Lessor at such Lessor's current address.

          (m) Acquisitions. Lessee shall not acquire any business (whether in the form of an acquisition of stock, assets, debt, or other indebtedness or obligation or a loan, advance, capital contribution, or subscription), or permit any of its Subsidiaries to do any of the foregoing, if for any such transaction the sum of: (i) cash paid by Lessee or such Subsidiary in connection with such transaction plus (ii) the amount of obligations issued or assumed by Lessee or such Subsidiary in connection with such transaction plus (iii) the aggregate amount of cash paid by Lessee and its Subsidiaries in connection with all other such acquisitions that are consummated in the same Fiscal Year as such issuance or assumption, as the case may be, plus (iv) the aggregate amount of obligations issued or assumed by Lessee and its Subsidiaries in connection with all other such acquisitions that are consummated in such Fiscal Year, is greater than $50,000,000; provided that any business so acquired shall be engaged in the transportation business and related businesses.

          (n) Year 2000 Compliance. Lessee will promptly notify the Agent in the event Lessee discovers or determines that any computer application (including those of its suppliers, vendors and customers) that is material to its or any of its Subsidiaries business and operations will not be Year 2000 Compliant (as defined in Section 5.1(cc)), except to the extent that any such failures singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          (o) Restricted Investments. Lessee shall not directly or indirectly declare or make, or incur any liability to make, any Investment in any Person, except (i) Investments in the Parent; (ii) Investments that are otherwise permitted under
Section 6.1(m) hereof or Sections 5.02(d) or (g) of the Credit Agreement; (iii) loans and advances made in the ordinary course of business to a Subsidiary of Lessee; (iv) loans and advances made to customers, vendors or employees of Lessee in the ordinary course of business and (v) Investments in one or more Designated Entities; provided that (x) no Event of Default has occurred and is continuing or would result from such Investment in a Designated Entity and (y) the aggregate net amount of Investments by Lessee in Designated Entities does not, and would not as a result of such Investment, exceed 10% of the Consolidated Tangible Net Worth of the Parent at the date of determination.

          Section 6.2 Covenants of Agent and Lessors. Agent, in its individual capacity, and each of the Lessors, covenants and agrees with each of the other parties that: (a) it will not directly or indirectly create, incur, assume or suffer to exist any Lessor Liens arising by, through or under it on the Collateral, other than Permitted Lessor Liens; (b) it will, at its own cost and expense, promptly take such action in its individual capacity as may be necessary to discharge fully such Lessor Liens created by it on the Collateral, other than Permitted Lessor Liens; (c) it will not, except in compliance with the Operative Agreements, sell, transfer or otherwise dispose of all or any part of the Vehicles or the other Collateral; and (d) it will not claim any depreciation with respect to the Vehicles during the term of the Lease.

                          ARTICLE VII

                      General Indemnities

          Section 7.1  Indemnity.  Whether or not the
transactions contemplated hereby are consummated, to the fullest extent permitted by applicable law, Lessee waives and releases any claims now or hereafter existing against the Indemnitees on account of, and shall indemnify, reimburse and hold the Indemnitees harmless (subject to Section 8.3) from, any and all claims by third parties (including, but not limited to, claims relating to trademark or patent infringement and claims based upon negligence, strict liability in tort, violation of laws, including, without limitation, Environmental Laws, statutes, rules, codes or orders or claims arising out of any loss or damage to any property or death or injury to any Person), any losses, damages or obligations owing to third parties, any penalties, liabilities, demands, suits, judgments or causes of action, and all legal proceedings (either administrative or judicial), in each case whether or not the Indemnitee is a party thereto, and any costs or expenses in connection therewith (including costs incurred in connection with discovery) or in connection with the enforcement of this indemnity (including reasonable attorneys fees and expenses, and fees and expenses of internal counsel, incurred by the Indemnitees), including, in each case, matters based on or arising from the negligence of Indemnitees (subject to the proviso below), which may be imposed on, incurred by or asserted against the Indemnitees by Persons other than Lessee (except to the extent arising by or through a claim of a third party) in any way relating to or arising in any manner out of:

          (a) the registration, purchase, taking or foreclosure of a security interest in, ownership, delivery, condition, lease, sublease, assignment, storage, transportation, possession, use, operation, return or other disposition of any of the Vehicles, or any defect in any such Vehicle, arising from the material or any article used therein or from the design, testing or use thereof, or from any maintenance, service, repair, overhaul or testing of any such Vehicle regardless of when such defect shall be discovered, whether or not such Vehicle is in the possession of Lessee and no matter where it is located; or

          (b)  this Participation Agreement, any other Operative
Agreement or any document or certificate delivered in connection therewith, the enforcement hereof or thereof or the consummation of the transactions contemplated hereby or thereby;

          (c)  the actual or alleged presence of Hazardous
Materials on any property of the Lessee or any of its Subsidiaries or any Environmental Action relating in any way to the Lessee or any of its Subsidiaries;

or in the case of each of clauses (a), (b) and (c) above, any action taken or omitted by any such Indemnitee under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or any other Operative Agreement, whether or not any Indemnitee is a party thereto and whether or not any such investigation, litigation or proceeding is brought by any creditor of the Lessee, an Indemnitee or any other Person, (all of the foregoing, collectively, being the Indemnified Liabilities); provided that Lessee shall not be obligated to indemnify an Indemnitee for any such claim, loss, damage, liability, obligation, penalty, demand or suit to the extent the same results directly from:

          (i) the willful misconduct or gross negligence of such Indemnitee;

          (ii) the incorrectness in any material respect of any representation or warranty made by such Indemnitee in the Operative Agreements;

          (iii) the creation or existence of a Lessor Lien attributable to such Indemnitee;

          (iv) a disposition by such Indemnitee of any Vehicle following the purchase of such Vehicle by such Indemnitee from Agent in a foreclosure sale or any use or operation of such Vehicle following such disposition (other than use or operation by Lessee or Sublessee or an Affiliate, agent or representative of Lessee); or

          (v) any Impositions described in Section 8.1 except any amount necessary under this Section 7.1 to hold the Indemnitee harmless (subject to Section 8.3) from all Impositions required to be paid by such Indemnitee with respect to the receipt or accrual of such indemnity under the laws of any Authority in the United States;

provided, however, that nothing in the preceding proviso shall be deemed to exclude or limit any claim that any Indemnitee may have under any Operative Agreement or applicable laws from Lessee for breach of its representations, warranties or covenants.

          Section 7.2 Excessive Use Indemnity. In the event that at the end of the Lease Term: (a) Lessee elects the Sale Option; and (b) after paying to Agent any amounts due under
Section 11.3 of the Lease, Agent does not have sufficient funds to reduce the Lease Balance to zero, then Lessee shall promptly pay over to Agent the shortfall unless Lessee delivers a report from the Appraiser in form and substance satisfactory to the Required Lessors which establishes that the decline in value in each Vehicle which was sold pursuant to the Sale Option from that amount anticipated for such date in the Appraiser's report delivered with respect to such Vehicle was not due to extraordinary use, failure to maintain or replace, failure to use, workmanship or method of installation or removal or any other cause or condition within the power of Lessee to control or effect (each an Excessive Use).

          Section 7.3 Increased Capital Costs. (a) If any Lessor determines that, due to either (i) the introduction of or any change in the interpretation of any law or regulation (in each case after the date hereof) or (ii) the compliance by that Lessor with any guideline or request (in each case after the date hereof) from any central bank or other Authority (whether or not having the force of law), there shall be any reduction in the rate of return on it or its parent's capital as a consequence of the Funding made by such Lessor hereunder to pay its share of the Purchase Price, then the Lessee shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lessor, additional amounts as are sufficient to compensate such Lessor for such increased costs.

     (b) If any Lessor determines that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lessor or any corporation or other entity controlling the Lessor with any Capital Adequacy Regulation (in each case after the date hereof), affects or would affect the amount of capital required or expected to be maintained by the Lessor or any corporation or other entity controlling the Lessor and (taking into consideration such Lessor's or such corporation's or other entity's policies with respect to capital adequacy and such Lessor's desired return on capital) determines that the amount of such capital is increased as a consequence of its obligations hereunder, then, upon demand of such Lessor to the Lessee through the Agent, the Lessee shall pay to the Lessor, from time to time as specified by the Lessor, amounts sufficient to yield the Lessor the same return as if the amount of such capital had not been increased.

          Section 7.4 Eurodollar Rate Unlawful. If any Lessor shall determine in good faith (which determination shall, upon notice thereof to Lessee, be conclusive and binding on Lessee) that any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank regulator or other Authority makes it unlawful, or the central bank or other Authority asserts that it is unlawful, for such Lessor to make, continue or maintain any amount of such Lessors Funding on a Eurodollar Rate basis, the obligations of such Lessor to make, continue or maintain any such Funding shall, upon such determination, forthwith be suspended until such Lessor shall notify Lessee that the circumstances causing such suspension no longer exist, and all Variable Rent allocable to such Lessor, commencing with the Rent Period in which such notice is given, shall automatically be determined on a Base Rate basis beginning on the next immediately succeeding Payment Date with respect thereto or sooner, if required by such law or assertion.

          Section 7.5 Funding Losses. Lessee agrees to reimburse Lessor for any loss or expense incurred (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lessor to make, continue or maintain any portion of its Outstanding Investment as a Eurodollar Rate financing) as a result of (i) the failure of the transaction contemplated by Article 1 of the Lease to occur on or before the Effective Date specified in the Effective Date Notice or (ii) any payment of all or any portion of the Lease Balance for any reason on a date other than a Payment Date.

Lessor shall promptly notify Lessee in writing of the amount of any claim under this Section 7.5, the reason or reasons therefor and the additional amount required fully to compensate such Lessor for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Lessee.

          Section 7.6 Actions of Affected Lessors. Each Lessor shall use reasonable efforts (including reasonable efforts to change the booking office for this transaction) to avoid or minimize any amounts which might otherwise be payable pursuant to
Section 7.3; provided, however, that such efforts shall not be deemed by such Lessor, in its sole discretion, to be disadvantageous to it. In the event that such reasonable efforts are insufficient to avoid or minimize such amounts that might be payable pursuant to Section 7.3, then such Lessor (the Affected Lessor) shall use its reasonable efforts to transfer to any other Lessor approved by Lessee (which itself is not then an Affected Lessor) its rights and obligations hereunder. In the event that the Affected Lessor is unable, or otherwise is unwilling, so to transfer its rights and obligations, Lessee may designate an alternate financial institution to purchase the Affected Lessor's rights and obligations hereunder, at the amount of such Lessor's Outstanding Investment plus accrued Variable Rent, indemnities, and other amounts owing to such Lessor and, subject to the provisions of Sections 7.5 and 11.8, the Affected Lessor shall transfer its rights and obligations to such alternate financial institution and such alternate financial institution shall become a Lessor hereunder.



                          ARTICLE VIII

                     General Tax Indemnity

          Section 8.1 General Tax Indemnity. Lessee agrees to pay or reimburse Indemnitees for, and to indemnify and hold Indemnitees harmless from, all Impositions arising at, or relating to, any time prior to or during the Lease Term, or upon any termination of the Lease or prior to, or upon the return of, the Vehicles to Agent, and levied or imposed upon Indemnitees directly or otherwise, by any Federal, state or local government or taxing authority in the United States or by any foreign country or foreign or international taxing authority upon or with respect to: (a) the Vehicles or any other Collateral; (b) the exportation, importation, registration, purchase, ownership, delivery, condition, lease, sublease, assignment, storage, transportation, possession, use, operation, maintenance, repair, return, sale (including to Agent or any Lessee pursuant to the Operative Agreements), transfer of title or other disposition thereof; (c) the rentals, receipts, or earnings arising from any of the Vehicles; or (d) the Lease or any payment made thereunder; provided that this Section 8.1 shall not apply to:
(i) Impositions which are based upon or measured by the Indemnitee's net income, or which are expressly in substitution for, or relieve Indemnitee from, any actual Imposition based upon or measured by Indemnitee's net income; (ii) Impositions characterized under local law as franchise, net worth, or shareholders capital (excluding, however, any value added, license, property or similar Impositions); and (iii) Impositions based upon the voluntary transfer, assignment or disposition by Agent or any Lessor of any interest in any of the Vehicles (other than a transfer pursuant to the exercise of remedies under the Operative Agreements, transfers pursuant to the exercise of the Lessee Purchase Option or Sale Option, a transfer to Lessee or otherwise pursuant to the Lease). Notwithstanding the foregoing provisions of this Section 8.1, Lessee shall pay or reimburse, and indemnify and hold harmless, any Lessor which is not incorporated under the laws of the United States, or a state thereof, and which has complied with Section 8.5, from any deduction or withholding of any United States Federal income tax.

          Section 8.2 Contest. Lessee shall pay on or before the time or times prescribed by law any Impositions (except any Impositions excluded by Section 8.1); provided, however, that Lessee shall be under no obligation to pay any such Imposition so long as the payment of such Imposition is not delinquent or is being contested by a Permitted Contest. If any claim or claims is or are made against any Indemnitee solely for any Imposition which is subject to indemnification as provided in Section 8.1, Indemnitee shall as soon as practicable, but in no event more than 20 days after receipt of formal written notice of the Imposition or proposed Imposition, notify Lessee and if, in the reasonable opinion of Lessee and (in the case of any Imposition which may reasonably be expected to exceed $100,000 in the aggregate) tax counsel acceptable to the Indemnitee, there exists a reasonable basis to contest such Imposition (and if the provisos of the definition of Permitted Contest continues to be satisfied and so long as no Event of Default exists), Lessee at its expense may, to the extent permitted by applicable law, contest such imposition, and subsequently may appeal any adverse determination, in the appropriate administrative and legal forums; provided that in all other circumstances, upon notice from Lessee to such Indemnitee that there exists a reasonable basis to contest any such Imposition (as supported by an opinion of tax counsel to Lessee reasonably acceptable to the Indemnitee), the Indemnitee, at Lessee's expense, shall contest any such Imposition. Lessee shall pay all expenses incurred by the Indemnitee in contesting any such Imposition (including, without limitation, all reasonable attorneys' and accountants' fees, including the allocated costs of internal counsel), upon demand by the Indemnitee. Lessee shall have the right to participate in the conduct of any proceedings controlled by the Indemnitee to the extent that such participation does not interfere with the Indemnitee's control of such contest and Lessee shall in all events be kept informed, to the extent practicable, of material developments relative to such proceedings. The Indemnitee shall have the right to participate in the conduct of any proceedings controlled by Lessee and the Indemnitee shall in all events be kept informed, to the extent practicable, of material developments relative to such proceedings. The Indemnitees agree that a contested claim for which Lessee would be required to make a reimbursement payment hereunder will not be settled or compromised without Lessee's prior written consent (which consent shall neither be unreasonably delayed nor withheld other than in good faith), unless the provisos of the definition of Permitted Contest would not continue to be satisfied. Indemnitee shall endeavor to settle or compromise any such contested claim in accordance with written instructions received from Lessee provided that:
(x) Lessee on or before the
date the Indemnitee executes a settlement or compromise pays the contested Imposition to the extent agreed upon or makes an indemnification payment to the Indemnitee in an amount acceptable to the Indemnitee; and (y) the settlement or compromise does not, in the reasonable opinion of the Indemnitee materially adversely affect the right of such Lessor to receive Rent or the Lease Balance or any other payment pursuant to the Operative Agreements, or involve a material risk of sale, forfeiture or loss of any of the Vehicles or any interest therein or any matter described in the provisos to the definition of Permitted Contest The failure of an Indemnitee to timely contest a claim against it for any Imposition which is subject to indemnification under
Section 8.1 and for which it has an obligation to Lessee to contest under this Section 8.2 in the manner required by applicable law or regulations where Lessee has timely requested that such Indemnitee contest such claim shall relieve Lessee of their obligations to such Indemnitee under Section 8.1 with respect to such claim to the extent such failure results in the loss of an effective contest. If applicable law requires the payment of a contested Imposition as a condition to, or regardless of, its being contested, and Lessee chooses to contest such Imposition or to direct the Indemnitee to contest such Imposition in accordance with this Section, then Lessee shall provide the Indemnitee with the funds to pay such Imposition, such provision of funds to be deemed a non-interest bearing loan by Lessee to the Indemnitee to be repaid by any recovery of such Imposition from such contest and any remaining unpaid amount not recovered to offset Lessee's obligation to indemnify the Indemnitee for such Imposition. In the event that the Indemnitee receives a refund (or like adjustment) in respect of any Imposition for which the Indemnitee has been reimbursed by Lessee, the Indemnitee shall immediately remit the amount of such refund (or like adjustment) to Lessee, net of all costs and expenses incurred by such Indemnitee.

          Section 8.3 Gross Up. If an Indemnitee shall not be entitled to a corresponding and equal deduction with respect to any payment or Imposition which Lessee is required to pay or reimburse under Article VII, Section 8.1 or Section 8.2 (each such payment or reimbursement under Article VII, Section 8.1 or
Section 8.2, an original payment) and which original payment constitutes income to such Indemnitee, then Lessee shall pay to such Indemnitee on demand the amount of such original payment on a gross-up basis such that, after subtracting all Impositions imposed on such Indemnitee with respect to such original payment by Lessee (including any Impositions otherwise excluded by Section 8.1 and assuming for this purpose that such Indemnitee was subject to taxation at the applicable Federal, state or local marginal rates used to compute such Indemnitee's tax return for the year in which such income is taxable), such payments shall be equal to the original payment to be received (net of any credits, deductions or other tax benefits then actually recognized that arise from the payment by such Indemnitee of any amount, including taxes, for which the payment to be received is made).

          Section 8.4 Tax Returns. Except as otherwise provided in the third sentence below, Lessee shall prepare and file (whether or not it is a legal obligation of an Indemnitee) all tax returns or reports that may be required with respect to any Impositions assessed, charged or imposed on the Vehicles or the Lease, including, but not limited to sales and use taxes, property taxes (ad valorem and real property) and any other tax or charge based upon the ownership, leasing, subleasing, rental, sale, purchase, possession, use, operation, delivery, return or other disposition of any of the Vehicles or upon the rentals or the receipts therefrom (excluding, however, any tax based upon the net income of an Indemnitee or any tax which is in substitution for or relief of a tax imposed upon or measured by the net income of an Indemnitee). Lessee may notify in writing all applicable Authorities having jurisdiction with respect to personal property taxes that Lessee is the appropriate party for receiving notices of (or copies of, if such Authority is required by law to notify Agent) assessment, appeal and payment with respect to the Vehicles. If an Indemnitee is obligated by law to file any such reports or returns, then Lessee shall at least 10 days before the same are due, prepare the same and forward them to the Indemnitee, as appropriate, with detailed instructions as to how to comply with all applicable filing requirements, together with funds in the amount of any payment required pursuant thereto. Indemnitee shall forward to Lessee at its address listed in Section 11.4 copies of all assessment and valuation notices it receives within 10 days of receipt; provided that Indemnitee's failure to deliver such notices on a timely basis shall not relieve Lessee of any obligations hereunder. The Participants agree that neither they nor any corporation controlled by them, or under common control with them, directly or indirectly will at any time take any action or fail to take any action with respect to the filing of any income tax return, including an amended income tax return, inconsistent with the intention of the parties expressed in Section 4.1.

     Section 8.5  Withholding Tax Exemption.

          (a   At least five (5) Business Days prior to the first
date on which any Rent is payable hereunder or under any other Operative Agreement for the account of any Lessor not incorporated under the laws of the United States or a state thereof, such Lessor agrees that it will have delivered to Lessee and Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lessor is entitled to receive payments under this Agreement and the other Operative Agreements without deduction or withholding of any United States Federal income taxes. Each Lessor which so delivers a Form 1001 or 4224 further undertakes to deliver to Lessee and Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Lessee or Agent, in each case certifying that such Lessor is entitled to receive payments under this Agreement and the other Operative Agreements without deduction or withholding of any United States Federal income taxes, unless prior to the date on which any such delivery would otherwise be required any change in treaty, law or regulation or in the interpretation thereof by the applicable taxing Authority occurring after such Lessor became a Lessor hereunder has rendered all such forms inapplicable or has prevented such Lessor from duly completing and delivering any such form with respect to it and such Lessor advises Lessee and Agent that, as a result of such change in treaty, law, regulation or interpretation, it is not capable of receiving payments without any withholding of United States Federal income tax.

          (b   At least five (5) Business Days prior to the first
date on which any Rent is payable hereunder or under any other Operative Agreement for the account of any Lessor who does not have a street address in the State of California, such Lessor agrees that it will have delivered to Lessee and Agent two duly completed copies of California Form 587 or 590, certifying in either case that such Lessor is entitled to receive payments under this Agreement and the other Operative Agreements without deduction or withholding of any California income taxes. Each Lessor which so delivers a Form 587 or 590 further undertakes to deliver to Lessee and Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it (including, without limitation, any change in residency or address), and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Lessee or Agent, in each case certifying that such Lessor is entitled to receive payments under this Agreement and the other Operative Agreements without deduction or withholding of any California income taxes, unless prior to the date on which any such delivery would otherwise be required any change in treaty, law or regulation or in the interpretation thereof by the applicable taxing Authority occurring after such Lessor became a Lessor hereunder has rendered all such forms inapplicable or has prevented such Lessor from duly completing and delivering any such form with respect to it and such Lessor advises Lessee and Agent that, as a result of such change in treaty, law, regulation or interpretation, it is not capable of receiving payments without any withholding of California income tax.


                           ARTICLE IX

                             Agent

          Section 9.1 Appointment and Authorization. Each Lessor hereby irrevocably (subject to Section 9.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Operative Agreement and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Operative Agreement, together with this Agreement and each other Operative Agreement and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Operative Agreement, together with such powers as are reasonably incidental thereto; provided, however, that the Agent shall not be required to take any action that exposes it to personal liability or that is contrary to this Agreement or applicable law. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Operative Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lessor, and no implied covenants, functions. responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Operative Agreement or otherwise exist against the Agent.
Without limiting the generality of the foregoing sentence, the use of the term agent in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such, term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          Section 9.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Operative Agreement by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

          Section 9.3 Liability of the Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or to be taken by any of them under or in connection with this Agreement or any other Operative Agreement or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lessors for any recital, statement, representation or warranty made by the Lessee or any Subsidiary or Affiliate of the Lessee, or any officer thereof, contained in this Agreement or in any other Operative Agreement, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Operative Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Operative Agreement, or for any failure of the Lessee or any other party to any Operative Agreement to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lessor to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Operative Agreement, or to inspect the properties, books or records or the Lessee or any of the Lessees Subsidiaries or Affiliates.

          Section 9.4 Reliance by the Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, instrument, telegram, facsimile, telex, telecopier or telephone message, statement or other document or writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Lessee), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Operative Agreement unless it shall first receive such advice or concurrence of the Required Lessors as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lessors against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Operative Agreement in accordance with a request or consent of the Required Lessors and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lessors.
     (b) Without limiting the generality of the foregoing, the Agent (i) makes no warranty or representation to any Lessor and shall not be responsible to any Lessor for any statements, warranties or representations (whether written or oral) made in or in connection with any Operative Agreement; (ii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Lessee or to inspect the property (including the books and records) of the Lessee; and (iii) shall not be responsible to any Lessor for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Operative Agreement or any other instrument or document furnished pursuant hereto.

          Section 9.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of Rent to be paid to the Agent for the account of the Lessors, unless the Agent shall have received written notice from a Lessor or the Lessee referring to this Agreement, describing such Default and stating that such notice is a notice of default. The Agent will notify the Lessors of its receipt of any such notice. The Agent shall take such action with respect to such Default as may be permitted in accordance with Section 8.2 or Section 8.3 of the Lease.

          Section 9.6 Lessor Credit Decision. Each Lessor acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Lessee and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lessor. Each Lessor represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on the financial statements referred to in Section 3.6 and such other documents, and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Lessee and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Lessee hereunder. Each Lessor also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Operative Agreements, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Lessee. Except for notices, reports and other documents expressly herein required to be furnished to the Lessors by the Agent, the Agent shall have no duty or responsibility to provide any Lessor with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Lessee which may come into the possession of any of the Agent-Related Persons.

          Section 9.7 Indemnification of the Agent. (a) Whether or not the transactions contemplated hereby are consummated, each Lessor shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Lessee and without limiting the obligation of the Lessee to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Lessor shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lessor shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Operative Agreement, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Lessee.

     (b) In the case of any investigation, litigation or proceeding giving rise to any Agent's Indemnified Liabilities, this Section 9.7 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lessor or a third party. Without prejudice to the survival of any other agreement of any Lessor hereunder, the agreement, obligations and undertaking of each Lessor contained in this Section 9.7 shall survive the payment in full of all payments of Rent and all other amounts payable hereunder and under the other Operative Agreements and the resignation or replacement of the Agent.

          Section 9.8 Agent in Individual Capacity. ABN AMRO and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Lessee and its Affiliates as though ABN AMRO were not the Agent hereunder and without notice to or consent of the other Lessors. The Lessors acknowledge that, pursuant to such activities, ABN AMRO or its Affiliates may receive information regarding the Lessee and its Affiliates (including information that may be subject to confidentiality obligations in favor of the Lessee or such Affiliates) and acknowledge that the Agent shall not be under any obligation to provide such information to them. In its capacity as a Lessor, ABN AMRO shall have the same rights and powers under this Agreement as any other Lessor and may exercise the same as though it were not the Agent.

          Section 9.9 Successor Agent. The Agent may, and at the request of the Required Lessors shall, resign as the Agent upon 30 days' notice to the Lessors. If the Agent resigns under this Agreement, the Required Lessors shall appoint from among the Lessors a successor Agent for the Lessors which successor Agent shall be approved by the Lessee. If no successor Agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lessors and the Lessee, a successor Agent from among the Lessors. Upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, discretion, privileges and duties of the retiring Agent and the term Agent shall mean such successor Agent and the retiring Agent's appointment, powers and duties as the Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 7.1 and
11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement. If no successor Agent has accepted appointment as the successor Agent by the date which is 30 days following the retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lessors shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lessors appoint a successor Agent as provided for above.


                           ARTICLE X

               Amendments to Operative Agreements

          Section 10.1 Amendments to Operative Agreements With Consent of Lessors. This Participation Agreement and each of the other Operative Agreements shall be changed, waived, discharged or terminated with respect to Lessee and each Lessor upon the ratification in writing of such change, waiver, discharge or termination by Lessee and the Required Lessors, in which case such change, waiver, discharge or termination shall be effective as to each Lessor and Lessee; provided no such change, waiver, discharge or termination shall, without the written ratification of each Lessor:

               (i   modify any of the provisions of this Section
          10.1 or Article III, change the definitions of Commitment, Commitment Percentage, Total Commitment, or Required Lessors or modify or waive any provision of an Operative Agreement requiring action by the foregoing, or release any Collateral (except as otherwise specifically provided in any Operative Agreement);

               (ii modify, amend, waive or-supplement any of the provisions of Articles III, VII, VIII (except as otherwise expressly provided in Section 9.4 hereof), X or XI, Sections 13.9 or 13.10 of the Lease or Section
          11.3 hereof, provided that the Required Lessors may waive an Event of Default other than a Payment Default;

               (iii      reduce, modify, amend or waive any
          indemnities in favor of any Participant, whether pursuant to Articles VII or VIII or otherwise (except that any Person may consent to any reduction, modification, amendment or waiver of any indemnity payable to it);

               (iv modify, postpone, reduce or forgive, in whole or in part, any Rent payment (other than pursuant to the terms of any Operative Agreement), Lease Balance, Termination Value, Lessor Risk Amount, Lessee Risk Amount, interest or, subject to clause (iii) above, any other amount payable under the Lease or Participation Agreement, or modify the definition or method of calculation of any Rent payment (other than pursuant to the terms of any Operative Agreement), Lease Balance, Termination Value, Lessor Risk Amount, Lessee Risk Amount or other amount payable hereunder;

               (v   consent to any assignment of the Lease
          releasing the Lessee from its obligations in respect of the payments due pursuant to the Operative Agreements or changing the absolute and unconditional character of such obligations; or

               (vi permit the creation of any Lien on the Collateral or any part thereof except as contemplated in the Operative Agreements, or deprive any Lessor of the benefit of the security interest in the Collateral granted by Lessee.

          Section 10.2 Amendments to Operative Agreements Affecting Agent. Without the prior written consent of Agent, no amendment of, supplement to, or waiver or modification of, any Operative Agreement shall adversely affect Agent's rights or immunities or modify or increase the duties or obligations of Agent with respect to any Operative Agreement.


                           ARTICLE XI

                         Miscellaneous

          Section 11.1 Survival of Covenants. All claims pertaining to the representations, warranties, covenants or indemnities of the Participants shall survive the termination of the Lease to the extent such claims arose out of events occurring or conditions existing prior to any such termination. Without limiting the foregoing, the provisions of Article VII and Article VIII hereof shall survive the termination of the Lease.

          Section 11.2 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

          Section 11.3 Distribution and Application of Rents and Other Payments. Except as otherwise specifically provided for in the Lease or in Articles VII and VIII hereof, all amounts of money received or realized by Agent pursuant to the Lease which are to be distributed to the Lessors (after payment of accrued but unpaid fees and expenses and indemnification payments payable to Agent in its capacity as Agent that remain unpaid for 30 days or more) shall be distributed to each Lessor pro rata, in accordance with each Lessors Outstanding Investment and without preference or priority of any Lessor over another; provided, however, that in the case such moneys are insufficient to pay in full the whole amount due, owing and unpaid, then application shall be made in the manner set forth in Section 8.4 of the Lease. All payments to the Lessors shall be made in accordance with Section 3.2 of the Lease.

          Section 11.4 Notices. All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof shall be in writing and shall be deemed to have been duly given when delivered personally, by facsimile (and confirmed, which confirmation may be mechanical), nationally recognized overnight courier or otherwise actually received or 5 Business Days after being deposited in the United States mail certified, postage prepaid.

          If to the Lessors, to their respective addresses set forth on Schedule I hereto or, in the case of all parties, at such other place as any such party may designate by notice given in accordance with this Section 11.4.

          Section 11.5 Transaction Costs; Other Expenses. (a) Lessee shall, whether or not the transactions contemplated hereby are consummated, pay or reimburse all reasonable fees and expenses of counsel for the Agent (including in its capacity as the Agent) promptly after demand in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any other Operative Agreement and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by ABN AMRO (including in its capacity as the Agent) with respect thereto; and

     (b) The Lessee shall pay or reimburse the Agent and each Lessor within five Business Days after demand for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Operative Agreement during the existence of an Event of Default (including in connection with any workout or restructuring, and including in any insolvency proceeding, bankruptcy proceeding, liquidation, winding up, reorganization, receivership, arrangement, adjustment, protection, relief of debtors or appellate proceeding (collectively, an Insolvency Proceeding)).

     (c) Without prejudice to the survival of any other agreement of the Lessee hereunder, the agreements and obligations of the Lessee contained in Sections 7.1, 7.3, 7.4, 7.5, Article
VIII and Section 11.5 shall survive the payment in full of Rent and all other amounts payable hereunder.

          Section 11.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          Section 11.7 Severability. Whenever possible, each provision of this Participation Agreement shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Participation Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Participation Agreement.

          Section 11.8 Successors and Assigns; Transfers. This Participation Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Lessee may not assign any of its rights and obligations under any Operative Agreement except as expressly provided in the Operative Agreements.

          No Lessor shall assign, convey or otherwise transfer (including pursuant to a participation) all or any portion of its right, title or interest in, to or under any of the Operative Agreements, any Collateral and its interest in the Vehicles, except that without the prior written consent of Agent or Lessee
(x) any bank or similar financial or commercial lending institution may pledge its interest in the ordinary course of its business without the consent of Lessee or Agent, provided, that no transfer upon a foreclosure pursuant to such a pledge may occur unless the other provisions of this Section are complied with, (y) any Lessor may transfer all or any portion of its interest to any other existing Lessor and (z) any Lessor may transfer any or all of such right, title and interest upon the satisfaction of each of the following conditions:

          (a        Required Notice and Effective Date.  Any
Lessor desiring to effect a transfer of its interest hereunder shall give written notice of each such proposed transfer to Lessee and Agent at least ten (10) days prior to such proposed transfer, setting forth the name of such proposed transferee, the percentage or interest to be retained by such Lessor, if any, and the date on which such transfer is proposed to become effective. All reasonable out-of-pocket costs incurred by Agent in connection with any such disposition by a Lessor under this
Section 11.8 shall be borne by such Lessor, unless such transfer is being made pursuant to Section 7.6, in which case such costs shall be borne by Lessee. In the event of a transfer under this
Section 11.8, any expenses incurred by the transferee in connection with its review of the Operative Agreements and its investigation of the transactions contemplated thereby shall be borne by such transferee or the relevant Lessor, as they may determine, but shall not be considered costs and expenses which Lessee are obligated to pay or reimburse under Section 11.5, unless such transfer is being made pursuant to Section 7.6.

          (b        Assumption of Obligations.  Any transferee
pursuant to this Section 11.8 shall have executed and delivered to Agent a letter substantially in the form attached hereto as Exhibit E (the Investor's Letter), and thereupon the obligations of the transferring Lessor under the Operative Agreements shall be proportionately released and reduced to the extent of such transfer. Upon any such transfer as above provided, the transferee shall be deemed to be bound by all obligations (whether or not yet accrued) under, and to have become a party to, all Operative Agreements to which its transferor was a party, shall be deemed the pertinent Lessor for all purposes of the Operative Agreements and shall be deemed to have made that portion of the payments pursuant to the Participation Agreement previously made or deemed to have been made by the transferor represented by the interest being conveyed; and each reference herein and in the other Operative Agreements to the pertinent Lessor shall thereafter be deemed a reference to the transferee, to the extent of such transfer, for all purposes. Upon any such transfer, Agent shall deliver to each Lessor and Lessee a new
Schedule I to this Participation Agreement, revised to reflect the relevant information for such new Lessor and the Commitment of such new Lessor (and the revised Commitment of the transferor Lessor if it shall not have transferred its entire interest).

          (c        Employee Benefit Plans.  No Lessor may make
any such assignment, conveyance or transfer to or in connection with any arrangement or understanding in any way involving any employee benefit plan (or its related trust), as defined in
Section 3(3) of ERISA, or with the assets of any such plan (or its related trust), as defined in Section 4975(e)(1) of the Code (other than a governmental plan, as defined in Section 3(32) of ERISA), with respect to which Lessee or such Lessor or any of their Affiliates is a party in interest within the meaning of ERISA or a disqualified person within the meaning of the Code.

          (d        Amount of Commitment.  Unless Lessee shall
consent to otherwise, no Lessor may make any such assignment, conveyance or transfer if, as a consequence thereof, the transferor (if such Lessor retains any part of its Commitment) or transferee Lessor would have an Outstanding Investment of less than $5,000,000.

          (e        Representations and Warranties.
Notwithstanding anything to the contrary set forth above, no Lessor may assign, convey or transfer its interest to any Person, unless such Person shall have delivered to Agent and Lessee a certificate confirming the accuracy of the representations and warranties set forth in Section 5.2 with respect to such Person (other than as such representation or warranty relates to the execution and delivery of Operative Agreements).

          (f        Financial Condition.  Any transferee pursuant
to this Section 11.8 shall be a financial institution having combined capital and surplus of at least $100,000,000.

          Each transferee of a Lessor pursuant to this Section
11.8 shall be entitled to the benefits of Sections 7.3, 7.4 and 7.5; provided that no such transferee shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lessor would have been entitled to receive in respect of the amount of the Commitment transferred by such transferor Lessor to such transferee if such transfer had not occurred.

          Section 11.9 JURY TRIAL. EACH OF THE PARTIES HERETO WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS PARTICIPATION AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS PARTICIPATION AGREEMENT OR ANY OPERATIVE AGREEMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

          Section 11.10  Captions; Table of Contents.  Section
captions and the table of contents used in this Participation
Agreement (including the exhibits and schedules) are for convenience of reference only and shall not affect the construction of this Participation Agreement.

          Section 11.11 FINAL AGREEMENT. THIS PARTICIPATION AGREEMENT, TOGETHER WITH THE OTHER OPERATIVE AGREEMENTS, REPRESENT THE ENTIRE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY AND IN THE OTHER OPERATIVE AGREEMENTS. THIS PARTICIPATION AGREEMENT CANNOT BE NOTIFIED, SUPPLEMENTED, AMENDED, RESCINDED OR CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

          Section 11.12 No Third-Party Beneficiaries. Nothing in this Participation Agreement or the other Operative Agreements shall be deemed to create any right in any Person not a party hereto or thereto (other than the permitted successors and assigns of Lessors, Agent and Lessee), and such agreements shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party except as aforesaid.

          Section 11.13 Further Assurances. Lessee, at its expense, will promptly and duly execute and deliver all such documents and take such further action as may be necessary or appropriate in order to effect the intent or purpose of this Participation Agreement and the other Operative Agreements and to establish and protect the rights and remedies created or intended to be created in favor of the Lessors and Agent for the benefit of the Lessors, including, without limitation, if requested by Required Lessors at the expense of Lessee, the recording or filing of any Operative Agreement or any other document in accordance with the laws of the appropriate jurisdictions.

          Section 11.14 Reproduction of Documents. This Participation Agreement, all documents constituting Schedules or Exhibits hereto, and all documents relating hereto received by a party hereto, including, without limitation: (a) consents, waivers and modifications that may hereafter be executed; (b) the Certificates of Title and all other documents received by the Lessors or Agent in connection with the receipt and/or acquisition of the Vehicles; and (c) financial statements, certificates, and other information previously or hereafter furnished to Agent or any Lessor may be reproduced by the party receiving the same by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process.
Each of the Participants agrees and stipulates that, to the extent permitted by law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and that, to the extent permitted by law, any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence.

          Section 11.15 Consideration for Consents to Waivers and Amendments. Lessee hereby agrees that it will not, and that it will not permit any of its Affiliates to, offer or give any consideration or benefit of any kind whatsoever to any Lessor in connection with, in exchange for, or as an inducement to, such Lessors consent to any waiver in respect of, any modification or amendment of, any supplement to, or any other consent or approval under, any Operative Agreement unless such consideration or benefit is offered ratably to all Lessors.

          Section 11.16 Submission to Jurisdiction. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdictions of any California State court or federal court of the United States of America sitting in San Francisco, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such California State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

     (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any California State or federal court sitting in San Francisco. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.


         [Remainder of page intentionally left blank.]
          IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be executed and delivered as of the date first above written.


                              CONSOLIDATED FREIGHTWAYS
                              CORPORATION OF DELAWARE, as Lessee


                              By
                              Name:
                              Title:



                              ABN AMRO BANK N.V.,
                                                            not
                              individually, but solely as Agent
                              for the Lessors


                              By
                              Name:
                              Title:


                              By
                              Name:
                              Title:


                              LESSORS:

                              ABN AMRO BANK N.V.



                              By
                              Name:
                              Title:


                              By
                              Name:
                              Title:
                              BANK ONE, NA (Main Office Chicago),
                              as Lessor


                              By
Name:
                              Title:
                         UNION BANK OF CALIFORNIA, N.A., as
                         Lessor


                         By
                         Name:
                         Title:
                         CREDIT AGRICOLE INDOSUEZ, as Lessor


                         By
                         Name:
                         Title:
                         FIRST UNION NATIONAL BANK, as Lessor


                         By
                         Name:
                         Title:
                         U.S. BANK NATIONAL ASSOCIATION, as
                         Lessor


                         By
                         Name:
                         Title:
                         BANK POLSKA KASA OPIEKI S.A.,
                         as Lessor


                         By
                         Name:
                         Title:





                         By
                         Name:
                         Title:





                                   TABLE OF CONTENTS


                                                             Page

ARTICLE I  Delivery and Acceptance                                -1-
     Section 1.1       Transfer, Acceptance and Lease of Vehicles -1-
     Section 1.2                             Acceptance Procedure -1-

ARTICLE II Lease Term                                             -2-
     Section 2.1                                       Lease Term -2-
     Section 2.2                                    Lease Renewal -2-

ARTICLE III                       Rent; Other Economic Provisions -2-
     Section 3.1                                    Rent Payments -2-
     Section 3.2                      Place and Manner of Payment -2-
     Section 3.3                                        Net Lease -3-

ARTICLE IV Agreements by Lessee; Warranties                       -4-
     Section 4.1                          Inspection and Approval -4-
     Section 4.2                                         Warranty -4-
     Section 4.3                              Warranty Disclaimer -4-
     Section 4.4                                  Quiet Enjoyment -4-

ARTICLE V  Possession, Assignment, Use and Maintenance of
     Vehicles                                                     -5-
     Section 5.1       Restriction on Lessee's Possession and Use -5-
     Section 5.2                                        Subleases -5-
     Section 5.3                                      Maintenance -6-
     Section 5.4             Repair, Replacement and Substitution -7-
     Section 5.5  Alterations, Modifications and Additions;
                    Removable Parts                               -8-
     Section 5.6                         Inspection of Collateral -9-

ARTICLE VI Risk of Loss; Replacement; Waiver and Indemnity        -9-
     Section 6.1                                         Casualty -9-
     Section 6.2                                Casualty Proceeds -10-

ARTICLE VII                                             Insurance -10-
     Section 7.1                               Required Coverages -10-
     Section 7.2               Delivery of Insurance Certificates -11-

ARTICLE VIII                                              Default -11-
     Section 8.1                                Events of Default -11-
     Section 8.2                                         Remedies -14-
     Section 8.3                              Additional Remedies -15-
     Section 8.4              Right to Perform Lessees Agreements -15-
     Section 8.5                     Proceeds of Sale; Deficiency -16-
     Section 8.6                           Limitation of Remedies -16-

ARTICLE IX Return of Vehicles                                     -17-

ARTICLE X  Early Termination                                      -17-
     Section 10.1            Early Termination as to All Vehicles -17-
     Section 10.2               Early Termination as to a Vehicle -18-

ARTICLE XI Lease Termination                                      -18-
     Section 11.1                                         Options -18-
     Section 11.2                          Lessee Purchase Option -19-
     Section 11.3                                     Sale Option -19-

ARTICLE XII     Ownership, Grant of Security Interest to Lessor
                  and Further Assurances                          -20-
     Section 12.1                      Grant of Security Interest -20-
     Section 12.2    Retention of Proceeds in the Case of Default -21-
     Section 12.3                                Attorney-in-Fact -21-
     Section 12.4                                Release of Liens -22-

ARTICLE XIII                                        Miscellaneous -22-
     Section 13.1                                       No Waiver -22-
     Section 13.2                           Survival of Covenants -22-
     Section 13.3                                  APPLICABLE LAW -22-
     Section 13.4                Effect and Modification of Lease -22-
     Section 13.5                                         Notices -23-
     Section 13.6                                    Counterparts -23-
     Section 13.7                                    Severability -23-
     Section 13.8   Successors and Assigns:  Benefit of Agreement -23-
     Section 13.9                             Assignment by Agent -23-
     Section 13.10                           Assignment by Lessee -23-
     Section 13.11                                     Jury Trial -23-
     Section 13.12           Section Headings:  Table of Contents -24-
     Section 13.13                                Final Agreement -24-
     Section 13.14                      Timeliness of Performance -24-


          LEASE INTENDED AS SECURITY (as amended, modified, restated or supplemented from time to time, this Lease) dated as of October 12, 1999 between CONSOLIDATED FREIGHTWAYS CORPORATION OF DELAWARE, a Delaware corporation, as Lessee (Lessee), with its principal office at Menlo Park, California, and ABN AMRO BANK N.V., a bank organized under the laws of the Netherlands, not in its individual capacity, but solely in its capacity as agent (Agent) for the benefit of the Lessors.

          WHEREAS, pursuant to the terms and conditions set forth herein and in that certain Participation Agreement, dated as of October 12, 1999 (the Participation Agreement), by and among Lessee, Agent and the Lessors named therein, the Participants have agreed that Agent, on behalf of the Lessors, will lease to Lessee and Lessee will lease from Agent, on behalf of the Lessors, certain personal property described in Schedule I hereto and replacements thereto;

          WHEREAS, capitalized terms used but not otherwise defined herein (including those used in the foregoing recitals) shall have the meanings specified in Schedule X to the Participation Agreement, unless the context otherwise requires;

          WHEREAS, to secure Lessees obligations under this Lease and the other Operative Agreements, Lessee will grant to Agent, on behalf of the Lessors, a security interest in the Collateral.

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:



                           ARTICLE I

                    Delivery and Acceptance

          Section 1.1 Transfer, Acceptance and Lease of Vehicles. On the date hereof (a) Agent, on behalf of Lessors, hereby agrees to lease the Vehicles to Lessee under this Lease, and (b) Lessee hereby agrees, expressly for the direct benefit of Agent and the Lessors, to lease from Agent hereunder, for the Lease Term, the Vehicles and confirms acceptance of delivery and lease from Agent of the Vehicles.

          Section 1.2 Acceptance Procedure. Agent hereby authorizes one or more employees of Lessee, as the authorized representative or representatives of Agent, to accept delivery of the Vehicles identified on Schedule I hereto. Lessee hereby agrees that such acceptance of delivery by such authorized representative or representatives shall, without further act, constitute the irrevocable acceptance by Lessee of the Vehicles which are the subject thereof for all purposes of this Lease and the other Operative Agreements on the terms set forth therein and herein.


                           ARTICLE II

                           Lease Term

          Section 2.1 Lease Term. Unless earlier terminated, the term of this Lease shall consist of (a) a base period, commencing on and including the Effective Date and ending on but excluding the first anniversary thereof (the Base Term) and (b) any exercised Renewal Terms (collectively, the Lease Term).

          Section 2.2 Lease Renewal. Lessee may elect to renew this Lease for up to two successive one-year renewal terms with respect to all, but not less than all, of the Vehicles (each, a Renewal Term) as provided in Article XI.


                          ARTICLE III

                Rent; Other Economic Provisions

          Section 3.1 Rent Payments. Lessee shall pay to Agent, for the benefit of the Lessors, the amounts of Base Rent or Renewal Rent, as applicable, determined in accordance with this
Section 3.1. Scheduled installments of Base Rent and Renewal Rent may be adjusted pursuant to Section 6.1. All computations of interest pursuant to the Operative Agreements shall be made on the basis of the actual number of days elapsed in a 360-day year.

          (a) Base Rent. On each Payment Date during the Base Term, Lessee shall pay to Agent, for the benefit of the Lessors, Base Rent consisting of the amount of Fixed Rent set forth opposite the applicable Payment Date on Schedule II hereto and Variable Rent accrued on the Lease Balance during the Rent Period ended on such Payment Date.

          (b) Renewal Rent. On each Payment Date during any Renewal Term in effect, Lessee shall pay to Agent, for the benefit of the Lessors, Renewal Rent consisting of the amount of Fixed Rent set forth opposite the applicable Payment Date on
Schedule II hereto and Variable Rent accrued on the Lease Balance during the Rent Period ended on such Payment Date.

          Section 3.2 Place and Manner of Payment. Rent and all other sums due to Agent or any Lessor hereunder shall be paid in immediately available funds and if payable to Agent, to the Agent's Account, and if payable to a Lessor at its Eurodollar Office or such other office of Lessor as it may from time to time specify to Lessee in a notice pursuant to this Lease. All such payments shall be received by Agent or Lessor, as applicable, not later than 11:00 a.m., San Francisco time, on the date due; funds received after such time shall for all purposes under the Operative Agreements be deemed to have been received on the next succeeding Business Day. Any payments received by Agent not later than 11:00 a.m. San Francisco time, shall be paid by Agent to the Lessors in immediately available funds no later than 2:00 p.m. San Francisco time on the same day and any payments received by Agent from or on behalf of Lessee after 11:00 a.m. San Francisco time, shall be paid to Lessors as soon after receipt as practicable, but not later than 1:00 p.m. San Francisco time on the next succeeding Business Day. Lessee shall pay to Agent, for the benefit of the Lessors, or to a Lessor in the case of payments to a Lessor, on demand, interest at the rate per annum which is 2% above the Interest Rate in effect from time to time on any overdue amount of Rent, or any other payment due under this Lease and (to the extent permitted by applicable law) interest from the date due (not taking into account any grace period) until payment is made.

          Section 3.3 Net Lease. This Lease is a net lease and Lessees obligation to pay all Rent, indemnities and other amounts payable hereunder shall be absolute and unconditional under any and all circumstances and, without limiting the generality of the foregoing, Lessee shall not be entitled to any abatement or reduction of Rent or any setoff against Rent, indemnity or other amount, whether arising by reason of any past, present or future claims of any nature by Lessee against Agent or any Lessor, or otherwise. Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall the obligations of Lessee be otherwise affected: (a) by reason of any defect in, damage to, or loss of possession or use, obsolescence or destruction, of any or all of the Vehicles, however caused; or (b) by the taking or requisitioning of any or all of the Vehicles by condemnation or otherwise; or (c) by the invalidity or unenforceability or lack of due authorization by Lessor or Lessee or other infirmity of this Lease; or (d) by lack of power or authority of Agent to enter into this Lease or any other Operative Agreement; or (e) by the attachment of any Lien of any third party to any Vehicle; or
(f) by any prohibition or restriction of or interference with Lessees use of any or all of the Vehicles by any Person; or
(g) by the insolvency of or the commencement by or against Lessor of any bankruptcy, reorganization or similar proceeding; or
(h) by any other cause, whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties that all Rent, indemnities and other amounts payable by Lessee hereunder shall be payable in all events in the manner and at the times herein provided unless Lessees obligations in respect thereof have been terminated or modified pursuant to the express provisions of this Lease. To the extent permitted by applicable law, Lessee hereby waives any and all rights which it may now have or which may at any time be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease, in whole or in part, except strictly in accordance with the express terms hereof. Each rental, indemnity or other payment made by Lessee hereunder shall be final, and Lessee shall not seek to recover (except as expressly provided in this Lease) all or any part of such payment from Lessor for any reason whatsoever. Without affecting Lessees obligation to pay Rent, or other amounts payable hereunder, Lessee may seek damages for a breach by Agent or any Lessor of its obligations under this Lease or the Participation Agreement.

                           ARTICLE IV

                Agreements by Lessee; Warranties

          Section 4.1 Inspection and Approval. Lessee hereby acknowledges and confirms that it has inspected and approved the Vehicles for all purposes hereof and the other Operative Agreements and, as between the Lessors and Lessee, such Vehicles comply in all material respects with the specifications for such Vehicles, are in good working order, repair, condition and appearance, and without defect therein with respect to design, manufacture, conditions, operation and fitness for use or in any other respect, whether or not discoverable by Lessee as of the date hereof.

          Section 4.2 Warranty. Lessee hereby represents and warrants that no event which would constitute a Casualty under the Lease has occurred with respect to the Vehicles as of the date hereof. Lessee hereby reaffirms each of the representations and warranties set forth in Section 5.1 of the Participation Agreement as if made on the date hereof, including that the Vehicles are free and clear of all Liens other than Permitted Liens.

          Section 4.3 Warranty Disclaimer. LESSEE ACKNOWLEDGES AND AGREES THAT: (a) EACH OF THE VEHICLES IS LEASED AS-IS AND WHERE-IS; (b) EACH OF THE VEHICLES LEASED BY IT IS OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY LESSEE; (c) LESSEE IS SATISFIED THAT THE SAME IS SUITABLE FOR ITS PURPOSES;
(d) LESSOR IS NOT A MANUFACTURER THEREOF OR A DEALER IN PROPERTY OF SUCH KIND; AND (e) LESSOR HAS NOT MADE NOR SHALL IT BE DEEMED TO HAVE MADE: (i) ANY REPRESENTATION OR WARRANTY OR COVENANT WITH RESPECT TO THE TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONDITION, QUALITY, DESCRIPTION, DURABILITY OR SUITABILITY OF ANY VEHICLE IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES AND USES OF LESSEE; OR (ii) ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY VEHICLE.

          Section 4.4 Quiet Enjoyment. In the absence of an Event of Default, neither any Lessor nor the Agent nor any Person acting by, through or under any of such Persons, shall take any actions to interfere with Lessees quiet enjoyment of the Vehicles during the Lease Term.


                           ARTICLE V

                Possession, Assignment, Use and
                    Maintenance of Vehicles

          Section 5.1 Restriction on Lessees Possession and Use. Lessee shall not nor shall Lessee permit any Sublessee to
(a) use, operate, maintain or store any Vehicle or any portion thereof: (i) except in accordance with Section 5.3; or (ii) in violation of any applicable insurance policy or law or regulation of any Authority; (b) except as permitted by Section 6.1, abandon any Vehicle; (c) except as permitted by Section 5.2 or for the temporary loan of Vehicles to other carriers pursuant to interchange agreements in the ordinary course of business, sublease or assign, without the prior written consent of Agent, any Vehicle or permit the operation thereof by anyone other than Lessee; (d) except as set forth in Section 5.2, sell, assign or transfer any of its rights hereunder or in any Vehicle, or directly or indirectly create, incur or suffer to exist any Lien, on any of its rights hereunder or in any Vehicle, except for Permitted Liens; (e) unless the security interest of the Agent is noted in the certificate of title in the new jurisdiction and Lessee notifies Agent within three business days of any retitling in any jurisdiction other than any of the Original States, permit any Vehicle to be titled in any jurisdiction other than the jurisdiction in which it was titled on the Effective Date, except as permitted under Section 6.1(f) of the Participation Agreement; and (f) use, operate, maintain or store any Vehicle or any portion thereof outside of the United States except that Lessee may (and may permit any Sublessee to) use, maintain and operate any Vehicle outside of the United States on trips to and from a point of embarkation located within the United States. Lessee will defend the transfer of the Vehicles by Lessee to Agent, for the benefit of the Lessors or Agent against the claims or demands of all Persons (other than Lessor Liens).

          Section 5.2 Subleases. So long as no Event of Default shall have occurred and be continuing, Lessee may sublease one or more Vehicles (i) to a wholly-owned Subsidiary of Lessee without the prior written consent of Lessors and (ii) to any other corporation organized under the laws of the United States or any State thereof with the prior written consent of each of the Lessors, which consent shall not be unreasonably withheld; provided, that any Sublease entered into pursuant to this Section
5.2 shall satisfy each of the following conditions:

          (a) such Sublease shall automatically expire upon the termination of this Lease and shall be expressly subordinate and subject to this Lease and the Liens created hereunder;

          (b) such Sublease shall be in writing and shall expressly prohibit any further assignment, sublease or transfer;

          (c) such Sublease shall not contain a purchase option in favor of the Sublessee or any other provision pursuant to which the Sublessee may obtain record or beneficial title to the Vehicle leased thereunder from Lessee of such Vehicle;
          (d) such Sublease shall prohibit the Sublessee from making any alterations or modifications to the Vehicle that would violate this Lease;

          (e) such Sublease shall require the Sublessee to maintain the Vehicle in accordance with Section 5.3;

          (f) on or before execution and delivery of such Sublease, Lessee shall execute and deliver to Agent a security agreement, in a form approved by Agent, whereby Lessee grants to Agent, for the benefit of the Lessors, a security interest in all of Lessees rights, title and interest in, to and under such Sublease, as Collateral for Lessees obligations under the Operative Agreements. Such Sublease shall provide that such sublessee shall make all payments under such Sublease directly to Agent, at an account specified by Agent, upon the occurrence of any of the events specified in Section 6.1(i) of the Participation Agreement. In connection therewith, Lessee shall deliver to Agent an executed original counterpart of such Sublease upon the execution and delivery thereof, marked as the sole original execution counterpart for Uniform Commercial Code purposes, and Lessee shall, at its own cost and expense, do any further act and execute, acknowledge, deliver, file, register and record any further documents which Agent may reasonably request in order to create, perfect, preserve and protect Agent's and Lessor's security interest in such Sublease. Any payments received by Agent from Sublessee pursuant to this Section shall be credited to those amounts owing by Lessee under the Lease;

          (g) Lessee shall not, without Agent's prior written consent, permit or consent to any renewal or extension of a Sublease at any time when an Event of Default has occurred and is continuing;

          (h) Lessee shall notify Agent and each Lessor in writing not less than 30 days prior to entering into any Sublease, which notice shall include (i) a description of the Vehicle or Vehicles to be leased thereunder, and (ii) the street address, city, county and State where such Vehicle or Vehicles will be located during the term of such Sublease, and Lessee shall provide copies of each Sublease to Agent upon request, provided that if such Sublease will require that the Vehicle be titled or registered in a different jurisdiction, then Lessee must comply with Section 6.1(f) of the Participation Agreement in connection with such titling and registration.

The liability of Lessee with respect to this Lease and each of the other Operative Agreements shall not be altered or affected in any way by the existence of any Sublease.

          Section 5.3 Maintenance. At all times during the term of this Lease, Lessee shall at its expense or shall cause each Sublessee to: (a) maintain, manage and monitor the Vehicles in compliance in all material respects with all applicable requirements of law, Authority and/or insurance policies;
(b) maintain each Vehicle (or cause each Vehicle to be maintained) in as good operating order, repair and condition as it was on the date such Vehicles became subject to this Lease (assuming that, as of such date, each such Vehicle was in good operating order, repair and condition), ordinary wear and tear excepted; (c) maintain, manage and monitor the Vehicles in accordance with the terms of all applicable contracts (including, without limitation, service contracts and insurance contracts) in a manner consistent with Lessees customary practices; and
(d) conduct all scheduled maintenance of the Vehicles in conformity with Lessees maintenance procedures then in effect for similar equipment owned or leased by Lessee, and applicable warranty guidelines. Lessee shall in any event maintain the Vehicles (or cause the Vehicles to be maintained) in at least as good a condition as comparable equipment owned or leased by Lessee or any of its Subsidiaries. Lessee will maintain or cause to be maintained, and shall permit Agent and Lessors to inspect, any records, logs and other materials required by any Authority having jurisdiction to be maintained or filed in respect of any Vehicle.

          Section 5.4  Repair, Replacement and Substitution.

          (a) As soon as practicable after a Partial Casualty to a Vehicle, Lessee shall repair and rebuild the affected portions of such Vehicle (or cause such affected portions to be repaired and rebuilt) to the condition required to be maintained by
Section 5.3. In the event that any Part which may from time to time be incorporated or installed in or attached to any Vehicle becomes at any time worn out, damaged or permanently rendered unfit for use for any reason whatsoever (unless such event constitutes a Casualty, in which event the provisions of Section
6.1 hereof shall apply), Lessee, at its own cost and expense, will promptly replace, or cause to be replaced, such Part with a replacement Part (a Replacement Part) in accordance with Lessees customary practices, but in any event subject to Section 5.3. In addition, Lessee may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Part, whether or not worn out, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, that Lessee will, at its own cost and expense, replace such Part with a Replacement Part as promptly as is commercially reasonable. All Replacement Parts shall be free and clear of all Liens (other than Permitted Liens) and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts and the Vehicles were in the condition and repair required to be maintained by the terms of Section 5.3. Any Part at any time removed from any Vehicle shall remain the property of Agent, for the benefit of the Lessors (subject to this Lease), no matter where located, until such time as such Part shall be replaced by a Part which has been incorporated or installed in or attached to such Vehicle and which meets the requirements for a Replacement Part specified above. Immediately upon any Replacement Part becoming incorporated or installed in or attached to any such Vehicle as above provided, without further act: (i) title to the replaced Part (the Replaced Part) shall thereupon vest in Lessee of such Vehicle, free and clear of all rights of Agent, for the benefit of the Lessors, and shall no longer be deemed a Part hereunder; (ii) such Replacement Part shall thereupon vest in Agent, as provided in Section 12.1 (in the same manner as the underlying Vehicle); and (iii) such Replacement Part shall become subject to this Lease and the security interest created hereunder, and shall be deemed part of such Vehicle for all purposes hereof to the same extent as the Parts incorporated or installed in or attached to such Vehicle on the date such Vehicle became subject to this Lease.

          (b) Upon the satisfaction of the conditions specified in Section 5.4(a), and the Replacement Part becoming subject to this Lease and the security interest created hereunder, Agent, on behalf of the Lessors, shall execute and deliver to Lessee such documents as may be reasonably necessary to release the Replaced Part from the terms and scope of this Lease (but without representations or warranties, except that the Replaced Part is free and clear of all Lessor Liens), in such form as may be reasonably requested by Lessee and are in form and substance satisfactory to the Required Lessors, all at the expense of Lessee.

          Section 5.5  Alterations, Modifications and Additions;
Removable Parts.

          (a) Except as provided in Sections 5.3 and 5.4, Lessee shall not remove, replace or alter any Vehicle or affix or place any accessory, equipment or device on any Vehicle (such actions shall be hereafter referred to collectively as alter) if such removal, replacement, alteration or addition would materially impair the originally intended function or use or materially reduce the value or useful life of such Vehicle; provided, that Lessee, at its own expense, will make, or cause to be made, any alteration improvement, modification or addition to or in respect of any Vehicle that may be necessary, from time to time, to comply in all material respects with any applicable law, governmental rule or regulation or any provision of any insurance policy required to be maintained under Section 7.1 (any Parts being used to comply with this provision shall be hereafter referred to as Mandatory Parts). All Parts affixed to or installed as a part of any Vehicle, excluding temporary replacements, shall thereupon become subject to the security interest under this Lease. If no Event of Default shall exist, Lessee may remove, at its expense, any Part at any time during the term of this Lease (such Part, a Removable Part) (i) which is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to a Vehicle on the date such item became subject to this Lease or any
Part in replacement of or substitution for any such Part originally incorporated or installed or attached to such Vehicle;
(ii) which is not a Mandatory Part; and (iii) which can be removed from any Vehicle without causing damage to such Vehicle or diminishing or impairing the value, utility or condition which such Vehicle would have had at such time had such addition not occurred; provided, that: (x) such removal will not materially impair the value, use or useful life which the Vehicle would have had at such time had such Part not been affixed or placed to or on such Vehicle; and (y) such Part is not necessary for the continued normal use of such Vehicle. Lessee shall repair all damage to any Vehicle resulting from any alteration so as to restore such Vehicle to the condition in which it existed prior to such alteration (ordinary wear and tear excepted). Neither Agent nor any Lessor shall have any obligation to pay for or to reimburse Lessee for any alteration required or permitted by this
Section 5.5.

          (b) As provided in Section 4.1 of the Participation Agreement and Section 12.1 of this Lease, all Parts incorporated or installed in or attached or added to any Vehicle as the result of alterations, modifications or additions under this Section 5.5, except Removable Parts, shall, without further act, vest in Agent, for the benefit of the Lessors, to secure Lessees performance of its obligations under the Operative Agreements, in the manner provided in clause (ii) of Section 5.4(a) and the other applicable provisions of Section 5.4 shall apply with respect to such Parts. Upon the removal by Lessee of any Removable Part as provided herein, such Removable Part shall no longer be deemed part of the Vehicle from which it was removed. Any Removable Part not removed by Lessee as provided herein prior to the end of the Lease Term shall become the property of Lessor at such time.

          Section 5.6 Inspection of Collateral. Agent, the Lessors and each of their agents and representatives shall have the right at all reasonable times, upon reasonable notice, to inspect any Collateral, including without limitation any Certificate of Title or documentation related to the Collateral. Lessee shall maintain: any Certificate of Title, microfiche containing Vehicle registration documents and executed blank powers of attorney enabling the Agent to reregister the Vehicles, each of them to be maintained in Lessees records in a separate file entitled AABN AMRO Documentation.


                           ARTICLE VI

        Risk of Loss; Replacement; Waiver and Indemnity

          Section 6.1 Casualty. Upon a Casualty, Lessee shall give prompt written notice thereof (a ACasualty Notice) to Agent, which notice shall specify whether Lessee will:

          (a) repay a portion of the Lease Balance equal to the Casualty Amount together with all Variable Rent accrued on such portion of the Lease Balance to the date of payment, which repayment shall be made no later than the next scheduled Payment Date occurring after such Casualty or, if such Casualty occurs during the last 5 Business Days of a Rent Period, then no later than the second Payment Date occurring after such Casualty, provided that in any event such repayment shall be made no later than the last day of the Lease Term (the ACasualty Settlement
Date); or

          (b) replace the Vehicle with respect to which the Casualty has occurred pursuant to the provisions of Section 5.4 (treating such Vehicle, for these purposes, in the same manner as a Part, and with such Vehicle to have the Allocated Value of the Vehicle it replaced), provided that upon the occurrence and during the continuance of a Default, Lessee shall be obligated, at the option of the Required Lessors, to make the payments referred to in clause (a) above and shall not be entitled to exercise any right or election of replacement as set forth in this clause (b).

          If Lessee has elected, or is required, to pay the Casualty Amount pursuant to clause (a) above, Lessee shall continue to make all payments of Rent due hereunder until and including the Casualty Settlement Date. Upon payment of the Casualty Amount in respect of any Vehicle suffering a Casualty on such Casualty Settlement Date, the remaining scheduled payments of Fixed Rent, if any, shall each be reduced by an amount equal to the product of the scheduled amount of such Fixed Rent prior to the receipt of such payment by Agent multiplied by the Allocation Fraction of the Vehicle suffering such Casualty.

          Section 6.2 Casualty Proceeds. All proceeds of any casualty insurance or condemnation proceeds (Casualty Proceeds) paid or payable to Lessee or any Affiliate of Lessee by reason of a Casualty or Partial Casualty to a Vehicle shall be deposited into a deposit account established by Agent, for the benefit of the Lessors, (the Deposit Account), unless Lessee shall have already complied with the applicable provisions of Section 5.4 or
6.1 with respect to such Casualty or Partial Casualty. Any Casualty Proceeds paid to Agent with respect to a Vehicle suffering a Casualty or a Partial Casualty shall also be deposited in the Deposit Account. Any moneys in the Deposit Account attributable to a Casualty or Partial Casualty shall be remitted promptly to Lessee after Lessees full compliance with
Section 6.1 or Section 5.4, as applicable. Notwithstanding the foregoing provisions of this Section 6.2, and provided that no Default consisting of an event described in Section 8.1 (a) or
(g) or an Event of Default shall exist, if the aggregate amount of Casualty Proceeds at any one time outstanding is $250,000 or less, then Lessee may receive such Casualty Proceeds directly, without delivery to Agent; provided, that such Casualty Proceeds are applied in accordance with the requirements of Section 6.1 or
Section 5.4, as applicable. Notwithstanding any Casualty, all of Lessee's obligations under this Lease (including its obligation to make all payments of Rent as they become due) shall continue unabated and in full force and effect as provided in this Lease. Without limiting the foregoing, Lessees obligations under Section
5.4 shall not be affected by the amount of any Casualty Proceeds received by Lessee.


                          ARTICLE VII

                           Insurance

          Section 7.1  Required Coverages.  At its own expense,
Lessee will maintain the following insurance coverages:

          (a) primary automobile and general liability insurance of not less than $3,000,000 per occurrence, with excess coverages of not less than $5,000,000 per occurrence and $95,000,000 in the aggregate, in each case naming Agent and Lessors as additional insureds; and

          (b) insurance against all risks of loss or physical damage to the Vehicles in a primary amount of not less than $250,000 per occurrence and excess all risk coverage on the Vehicles in a blanket amount of not less than $100,000,000, which insurance shall name Agent and Lessors as the sole loss payees. So long as an insurer which is an Affiliate of Lessee (the Insurer) shall (i) maintain its good standing as an insurer,
(ii) be financially sound in the reasonable judgment of the Required Lessors and (iii) be in compliance with all applicable regulatory requirements, Lessee may obtain primary insurance coverage from the Insurer, with retained liability for physical damage to the Vehicles and for liability coverage required under clause (a) above, which retained liability amounts, in both such cases, shall be in amounts not greater than amounts customary for similarly situated companies operating comparable equipment in the same industry as Lessee. Lessee shall obtain its excess insurance and, if Insurer does not meet the criteria set forth in the preceding sentence or is no longer providing Lessees insurance, its primary insurance, from financially responsible companies selected by Lessee and having an A.M. Best rating of AA@ or better or otherwise acceptable to the Required Lessors.

          Such insurance shall (i) name Agent and Lessors as additional insured parties thereunder as specified above (without any representation or warranty by, or obligation upon, Agent or any Lessor) as their respective interests may appear,
(ii) contain the agreement by the Insurer that any loss thereunder shall be payable to Agent and Lessors notwithstanding any action,-inaction or breach of representation or warranty by Lessee or any other Person having an interest in any Vehicle (including, without limitation, Agent or any Lessor),
(iii) provide that there shall be no recourse against Agent or any Lessor for payment of premiums or other amounts with respect thereto, (iv) provide that Insurer shall give Agent and each Lessor at least 30 days prior written notice of cancellation, lapse or reduction of limits, (v) be primary with respect to any other insurance carried by or available to Agent and the Lessors,
(vi) provide that the insurer shall waive any right of subrogation, setoff, counterclaim, or other deduction, whether by attachment or otherwise, against Agent or any Lessor, and
(vii) contain a cross-liability clause providing for coverage of Agent and each Lessor as if separate policies had been issued to each of them, provided, however, that such provision shall not increase the total limits of liability over those specified herein. Lessee will notify Agent and Lessors promptly of any policy cancellation, reduction in policy limits, modification or amendment.

          Section 7.2 Delivery of Insurance Certificates. On or before the Effective Date, Lessee shall deliver to Agent certificates of insurance satisfactory to Agent and Lessors evidencing the existence of all insurance required to be maintained hereunder and setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage. Thereafter, throughout the Lease Term, at the time each of Lessees insurance policies is renewed (but in no event less frequently than once each year), Lessee shall deliver to Agent and each Lessor certificates of insurance evidencing that all insurance required by Section 7.1 to be maintained by Lessee with respect to the Vehicles is in effect.


                          ARTICLE VIII

                            Default

          Section 8.1 Events of Default. The following shall constitute events of default (each an AEvent of Default) hereunder (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Authority):

          (a) any payment of Rent, or any other payment payable by Lessee hereunder or by Lessee under any other Operative Agreement (including without limitation, any amount payable pursuant to Article VII or VIII of the Participation Agreement) shall not be paid when due, and such payment shall be overdue for a period of three Business Days;

          (b) any representation or warranty made by or on behalf of Lessee contained in any Operative Agreement or in any certificate, letter or other writing or instrument furnished or delivered to Agent or Lessors, pursuant thereto shall at any time prove to have been incorrect in any material respect when made, deemed made or reaffirmed, as the case may be;

          (c) Lessee shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under Article XI or Section
13.10 of this Lease or under Section 6.1(c) or (f) of the Participation Agreement (except to the extent that Section 13.10 incorporates Section 5.2, in which case clause (e) of this
Section 8.1 shall apply);

          (d) Lessee shall default in any material respect in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under Section
7.1;

          (e) Lessee shall default in any material respect in the performance or observance of any other term, covenant, condition or agreement on its part to be performed or observed hereunder or under any other Operative Agreement (and not constituting an Event of Default under any other clause of this
Section 8.1), and such default shall continue unremedied for a period of 30 days after the earlier to occur of (i) written notice thereof by Agent or any Lessor to Lessee or (ii) Lessee has Actual Knowledge thereof;

          (f) (i) Lessee shall generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any case or proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution, liquidation or reorganization or the appointment of a receiver, agent, custodian or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against it in any bankruptcy, insolvency or similar case or proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, agent, custodian or liquidator for itself or a substantial portion of its property, assets or business; or (ii) corporate action shall be taken by Lessee for the purpose of effectuating any of the foregoing;

          (g) involuntary proceedings or an involuntary petition shall be commenced or filed against Lessee under any bankruptcy, insolvency or similar law or seeking the dissolution, liquidation or reorganization of Lessee or the appointment of a receiver, agent, custodian or liquidator for Lessee or of a substantial part of the property, assets or business of Lessee, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of Lessee, and such proceedings or petition shall not be dismissed or stayed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy, as the case may be;

          (h) (a) any ERISA Event shall have occurred with respect to a Plan which has resulted or could reasonably be expected to result in liability of the Lessee under Title IV of ERISA to the Plan or the PBGC in an aggregate amount in excess of $25,000,000; or (b) the Lessee or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $25,000,000;

          (i) any Operative Agreement or the security interest granted under this Lease shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of Lessee or any Affiliate, directly or indirectly, contest in any manner in any court the effectiveness, validity, binding nature or enforceability thereof; or the security interest securing Lessees obligations under the Operative Agreements shall, in whole or in part, cease to be a perfected first priority security interest;

          (j) there shall have occurred any event of default (after giving effect to any applicable grace or cure period) in the performance or observance of any obligation or condition with respect to any Debt owing by or guaranteed by Lessee having an aggregate principal amount in excess of $10,000,000 the effect of which is to cause the acceleration of the maturity of such indebtedness prior to its expressed or stated maturity or the acceleration of such guarantee; or

          (k) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against Lessee, and such judgment or judgments remain undischarged or unstayed for a period (during which execution shall not be effectively stayed) of 30 days; provided, that the aggregate of all such judgments exceeds $10,000,000 over the amount provided by insurance in respect of such judgments.

          Section 8.2 Remedies. If any Event of Default has occurred and is continuing, Agent may exercise in any order one or more or all of the remedies set forth in this Section 8.2 (it being understood that no remedy herein conferred is intended to be exclusive of any other remedy or remedies, but each and every remedy shall be cumulative and shall be in addition to every other remedy given herein or now or hereafter existing at law or in equity or by statute):

          (a) Agent may proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease or to recover damages for the breach thereof;

          (b) Agent may by notice in writing to Lessee terminate this Lease, but Lessee shall remain liable as hereinafter provided; and Agent may, at its option, do any one or more of the following: (i) declare the Lease Balance, all accrued Variable Rent, all other amounts then payable by Lessee under this Lease and the other Operative Agreements to be immediately due and payable, and recover any other damages and expenses (including the costs and expenses described in Article VII and Section 11.5 of the Participation Agreement) in addition thereto which Agent or any Lessor shall have sustained by reason of such Event of Default; (ii) enforce the security interest given hereunder pursuant to the Uniform Commercial Code or any other law;
(iii) enter upon the premises where any Vehicle may be and either remove such Vehicle, with any damage to the improvements on such premises to be borne by Lessee (except to the extent such damage is due to the willful misconduct or gross negligence of Agent or its representatives), or take possession of such Vehicle; and
(iv) require Lessee to return the Vehicles as provided in Article
IX; or

          (c) Agent may require Lessee immediately to purchase the Vehicles for an aggregate purchase price equal to the applicable Termination Value as of the most recent Payment Date. Lessee shall also pay to Agent (i) all accrued unpaid Rent payable on or prior to such Payment Date; (ii) the pro rata Variable Rent from the most recent Payment Date to the date of such purchase; and (iii) all other fees and expenses and other amounts then due and payable pursuant to this Lease and the other Operative Agreements.

          Notwithstanding the foregoing, upon the occurrence of any Event of Default described in subsections (a) through (e) and
(h) through (k) of Section 8.1, and upon notice by the Agent to Lessee that the Agent seeks to pursue any of the remedies described in Section 8.2, Lessee may, within one (1) Business Day from the receipt of such notice, elect to purchase all of the Vehicles for an amount equal to the applicable Termination Value as of the most recent Payment Date. Lessee shall also pay to Agent (i) all accrued unpaid Rent payable on or prior to such Payment Date; (ii) the pro rata Variable Rent from the most recent Payment Date to the date of such purchase; and (iii) all other fees and expenses and other amounts then due and payable pursuant to this Lease and the other Operative Agreements. The purchase of all Vehicles by Lessee pursuant to the preceding two sentences shall be in immediately available funds within three
(3) Business Days from the date of Lessees election to purchase the Vehicles.

          Notwithstanding the foregoing, upon the occurrence of any Event of Default described in subsection (f) or (g) of
Section 8.1, Lessee shall automatically and immediately be required to purchase all of the Vehicles for an amount equal to the applicable Termination Value as of the most recent Payment Date. Lessee shall also pay to Agent (i) all accrued unpaid Rent payable on or prior to such Payment Date; (ii) the pro rata Variable Rent from the most recent Payment Date to the date of such purchase; and (iii) all other fees and expenses and other amounts then due and payable pursuant to this Lease and the other Operative Agreements.

          Except for notices expressly otherwise provided for in the Operative Agreements, Lessee hereby waives presentment, demand, protest and notice of any kind including, without limitation, notices of default, notice of acceleration and notice of intent to accelerate.

          Section 8.3 Additional Remedies. In addition to the remedies set forth in Section 8.2, if any Event of Default shall occur, the Agent (at the direction of the Required Lessors) may, but is not required to, sell the Collateral in one or more sales. Lessor may purchase all or any part of the Collateral at such sale. Lessee acknowledges that sales for cash or on credit to a wholesaler, retailer or user of such Collateral, at a public or private auction, are all commercially reasonable. Any notice required by law of intended disposition by the Agent shall be deemed reasonable and properly given if given at least 10 days before such disposition.

          Section 8.4 Proceeds of Sale; Deficiency. All payments received and amounts held or realized by the Agent at any time when an Event of Default shall have occurred and be continuing and after, pursuant to Section 8.2, the Lease Balance shall have been accelerated or Lessee is required to purchase the Vehicles, as well as all payments or amounts then held or thereafter received by the Agent shall be distributed forthwith upon receipt by the Agent in the following order of priority:

               first:    (i) so much of such payments or amounts
          as shall be required to reimburse first the Agent and then any Lessor for any tax (other than any income tax payable on interest and on fees and other compensation of the Agent), expense or other amount owed to the Agent or any Lessor in connection with the collection or distribution of such payments or amounts to the extent not previously reimbursed by Lessee (including, without limitation, the expenses of any sale, taking or other proceeding, expenses in connection with realizing on any of the Collateral, reasonable attorneys' fees and expenses (including the allocated costs of internal counsel), court costs and any other reasonable expenditures incurred or reasonable expenditures or advances made by the Agent or any Lessor in the protection, exercise or enforcement of any right, power or remedy upon such Event of Default whether pursuant to Section 8.2 or otherwise) shall be so applied by the Agent first to itself and then to such Lessors; and
          (ii) so much of such payments or amounts as shall be required to pay the reasonable fees and compensation of the Agent in connection with acting as Agent not previously paid by Lessee, shall be distributed to the Agent;

               second: so much of such payments or amounts except those specified in clause third below, which under the terms of this Lease and the other Operative Agreements have accrued, including, without limitation, such amounts as shall be required to reimburse the then existing or prior Lessors for payments made by them to Agent pursuant to Section 9.7 of the Participation Agreement (to the extent not previously reimbursed);

               third:    so much of such payments or amounts
          remaining as shall be required to pay in full, in the following order of application, (a) all accrued unpaid Variable Rent (including, to the extent permitted by applicable law, interest on interest) and (b) the aggregate unpaid Lease Balance, and in case the aggregate amount so to be distributed shall be insufficient to pay any of the foregoing in full all as aforesaid then, ratably to the Lessors in accordance with their respective Commitment Percentages; and

               fourth: so much of such payments or amounts as shall remain shall be distributed to Lessee.

          Section 8.5 Right to Perform Lessee's Agreements. If Lessee fails to perform any of its agreements contained herein or in any other Operative Agreement within the time period specified therefor, whether or not an Event of Default has occurred and is continuing, Agent, upon written instructions from Required Lessors and receipt by Agent of indemnification satisfactory to it, and, upon 3 Business Days prior notice to Lessee, may perform such agreement and the fees and expenses incurred by Agent (or one or more Lessors) in connection with such performance together with interest thereon shall be payable by Lessee upon demand. Interest on fees and expenses so incurred by Agent (or one or more Lessors) shall accrue at the rate provided in Section 3.2 for overdue payments.

          Section 8.6 Limitation of Remedies. Notwithstanding any provision of the preceding sections of this Article VIII, if any Event of Default has occurred and is continuing solely because of a Material Adverse Effect Cross-Acceleration, then the Lessors' remedies under this Article VIII shall be limited to the aggregate Lessee Risk Amount. In such event, the Agent on behalf of the Lessors shall have the right to require the Lessee to relinquish all of its right, title and interest in and to the Vehicles to the Agent on behalf of the Lessors in accordance with the procedures set forth in Article IX hereof, and the Lessee shall pay to the Agent on behalf of the Lessors the aggregate Lessee Risk Amount. In the event of any sale of the Vehicles by the Agent on behalf of the Lessors in such circumstances, any excess of the amount realized upon such sale of the Vehicles over the Lease Balance shall be distributed in accordance with the terms of Section 8.4 hereof.


                           ARTICLE IX

                       Return of Vehicles

          If Agent has terminated this Lease pursuant to Section 8.2, and Lessee has not elected to purchase the Vehicles pursuant to Articles X or XI, Lessee shall (a) maintain (or cause to be maintained) the Vehicles in the condition required by Section 5.3, store the Vehicles without cost to Agent or any Lessor and keep all of the Vehicles insured in accordance with Article VII, and (b) upon such termination forthwith package and deliver exclusive possession of such Vehicles to Agent, for the benefit of the Lessors, at a location designated by Agent, together with a copy of an inventory list of the Vehicles then subject to the Lease, all then current plans, specifications and operating, maintenance and repair manuals relating to the Vehicles that have been received or prepared by Lessee, appropriately protected and in the condition required by Section 5.3 (and in any event in condition to be placed in immediate service), to Agent. This
Article IX shall survive termination of this Lease.


                           ARTICLE X

                       Early Termination

          Section 10.1 Early Termination as to All Vehicles. On any scheduled Payment Date Lessee may, at its option, upon at least 30 days advance written notice from Lessee to Agent and the Lessors, purchase all, but not less than all, of the Vehicles in immediately available funds in an amount equal to the applicable Termination Value as of such Payment Date. Lessee shall also pay to Agent (i) all accrued unpaid Rent payable on or prior to such Payment Date and (ii) all other fees and expenses and other amounts then due and payable pursuant to this Lease and the other Operative Agreements. Upon the indefeasible payment of such sums by Lessee in accordance with the provisions of the preceding sentence, the obligation of Lessee to pay Rent hereunder shall cease, the term of this Lease shall end on the date of such payment and Agent, on behalf of Lessors, shall execute and deliver to Lessee such documents as may be reasonably required to release the Vehicles from the terms and scope of this Lease (without representations or warranties, except that the Vehicles are free and clear of Lessor Liens), in such form as may be reasonably requested by Lessee, all at Lessees sole cost and expense.

          Section 10.2  Early Termination as to a Vehicle.
Lessee may, at its option, at any time and from time to time, purchase any Vehicle for an amount equal to the Casualty Amount of such Vehicle, together with all accrued but unpaid Variable Rent on the portion of the Lease Balance represented by such Casualty Amount, whereupon Agent shall transfer its interest in such Vehicle to Lessee in accordance with the last two sentences of Section 12.1; provided, however, that Lessee shall not have such option to purchase a Vehicle pursuant to this Section 10.2, if as a result of such purchase, all Vehicles theretofore purchased under this Section 10.2 together with the Vehicle to be purchased would have an aggregate purchase price in excess of $4,000,000 during each of the Base Term and any exercised Renewal Term.


                           ARTICLE XI

                       Lease Termination

          Section 11.1 Options. Not later than 90 days prior to the last day of the Base Term or any Renewal Term then in effect, Lessee shall, by delivery of written notice to Agent (except in the case of clause (a)), exercise one of the following options:

          (a) unless Lessee delivers written notice to the contrary, except in the case of the last Renewal Term, renew this Lease with respect to all, but not less than all, of the Vehicles then subject hereto for an additional one year Renewal Term (the Renewal Option) on the terms and conditions set forth herein and the other Operative Agreements; or

          (b) purchase in immediately available funds in an amount equal to the applicable Termination Value all, but not less than all, of the Vehicles then subject to this Lease on the last day of the Base Term or Renewal Term then in effect with respect to which such option is exercised, on the terms and conditions set forth in Section 11.2 (the Lessee Purchase Option); or

          (c) sell on behalf of the Lessors to a purchaser or purchasers not in any way affiliated with Lessee all, but not less than all, of the Vehicles then subject to this Lease on the last day of the Base Term or of any Renewal Term then in effect with respect to which such option is exercised, on the terms and conditions set forth in Section 11.3 (the Sale Option).

Lessee's election of the Lessee Purchase Option will be irrevocable at the time made, but if Lessee fails to make a timely election, Lessee will be deemed, in the case of the Lease Term and each Renewal Term then in effect (other than the last Renewal Term) to have irrevocably elected the Renewal Option and, in the case of the last Renewal Term, Lessee will be deemed to have irrevocably elected the Lessee Purchase Option. In addition, the Sale Option shall automatically be revoked if there exists a Default at anytime after the Sale Option is properly elected and Agent shall be entitled to exercise all rights and remedies provided in Article VIII. Lessee may not elect the Sale Option if there exists on the date the election is made a Default.
          Section 11.2 Lessee Purchase Option. If Lessee elects the Lessee Purchase Option, then on the Termination Date, Lessee shall purchase all (but not less than all) of the Vehicles for an amount equal to the applicable Termination Value. Lessee shall also pay to Agent all accrued unpaid Rent and all other amounts, if any then due and owing hereunder. Upon the indefeasible payment of such sums by Lessee in accordance with the provisions of the preceding sentence, the obligation of Lessee to pay Rent hereunder shall cease, the term of this Lease shall end on the date of such payment and Agent, on behalf of Lessors, shall execute and deliver to Lessee such documents as may be reasonably required to release the Vehicles from the terms and scope of this Lease (without representations or warranties, except that the Vehicles are free and clear of Lessor Liens), in such form as may be reasonably requested by Lessee, all at Lessees sole cost and expense.

          Section 11.3 Sale Option. If Lessee elects the Sale Option, then during the period prior to the Termination Date, Lessee, as agent for Agent and Lessors and at no expense to Agent and Lessors, shall use its commercial best efforts to obtain bids for the purchase in immediately available funds on the Termination Date of the Vehicles from prospective purchasers which are unaffiliated with Lessee and are financially capable of purchasing the Vehicles (Qualified Purchasers). The Agent may also, if it so desires, seek to obtain such bids. All bids received by Lessee or Agent, within five Business Days after receipt thereof, shall be certified to the other in writing setting forth the name and address of the party submitting each such bid and the amount and terms thereof.

          If any bid is received from a Qualified Purchaser for an amount in excess of the Lessor Risk Amount, or if Agent agrees in its sole and absolute discretion to accept a bid for less than the Lessor Risk Amount, then on the Termination Date (i) the Vehicles shall be sold on an as-is, where-is basis (without recourse to or warranty from Agent and Lessors, except that the Vehicles are free of Lessor Liens), to the bidder, which is a Qualified Purchaser, selected by Lessee after consultation with Agent (the Purchaser), provided, however, that Lessee may not reject the highest bidder if the next highest bid is not at least equal to the Lessor Risk Amount; (ii) Lessee shall make the Vehicles available to the Purchaser in the same manner and in the same condition and otherwise in accordance with this Lease as if delivery were made to Agent pursuant to Article IX, (iii) such Purchaser shall pay the sale proceeds in immediately available funds to Agent for the benefit of Lessors, (iv) Lessee shall pay to Agent, for the benefit of the Lessors, in immediately available funds (x) all accrued unpaid Rent and all other amounts, if any then due and owing under this Lease, and (y) an amount equal to the excess, if any, of (A) the Termination Value as of the Termination Date over (B) the sale proceeds (but in no event shall such amount payable by Lessee under this clause
(y) exceed the applicable Lessee Risk Amount), (v) Agent shall pay to Lessee in immediately available funds an amount equal to the excess, if any, of (A) the sale proceeds over (B) the Termination Value as of the Termination Date, (vi) title to the Vehicles shall be transferred to such Purchaser free and clear of Lessor Liens, and (vii) Agent, on behalf of Lessors, shall execute and deliver to Purchaser such documents as may be reasonably required to release the Vehicles from the terms and scope of this Lease (without representations or warranties, except that the Vehicles are free and clear of Lessor Liens), in such form as may be reasonably requested by Purchaser.

          If (x) Agent does not receive any bid in excess of the applicable Lessor Risk Amount from a Qualified Purchaser or Agent does not accept any bids received for less than the Lessor Risk Amount prior to the Termination Date or (y) the proposed sale to the Purchaser is not consummated prior to the Termination Date, Lessee shall have the option to purchase the Vehicles by paying to Agent within ten (10) Business Days of the Termination Date, in immediately available funds an amount equal to the applicable Termination Value as of the Termination Date. Lessee shall also pay to Agent (i) all accrued unpaid Rent payable on the Termination Date; (ii) the pro rata Variable Rent from the Termination Date to the date of such purchase; and (iii) all other fees and expenses and other amounts then due and payable pursuant to this Lease and the other Operative Agreements. If Lessee does not so elect to purchase the Vehicles pursuant to the immediately preceding sentence, Lessee shall pay to Agent an amount equal to the Lessee Risk Amount, Agent shall retain title to the Vehicles (or, if at such time Lessee holds title to the Vehicles, Lessee shall transfer title to Vehicles to Agent, without recourse, representations or warranties, except that the Vehicles are free and clear of Lessor Liens) and Lessee shall return the Vehicles to Agent in accordance with Article IX.


                          ARTICLE XII

                  Ownership, Grant of Security
           Interest to Lessor and Further Assurances

          Section 12.1 Grant of Security Interest. Lessee hereby assigns, grants and pledges to Agent, for the benefit of the Lessors, a security interest in all of Lessee's right, title and interest, whether now or hereafter existing or acquired, in the Collateral, to secure the payment and performance of all obligations of Lessee now or hereafter existing under this Lease or any other Operative Agreement. Lessee shall, at its expense, do any further act and execute, acknowledge, deliver, file, register and record any further documents which Agent or any Lessor may reasonably request in order to protect its title to and perfected security interest in the Collateral, subject to no Liens other than Permitted Liens, and Agents rights and benefits under this Lease. Lessee shall promptly and duly execute and deliver to Agent such documents and assurances and take such further action as Agent or any Lessor may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Lease and the other Operative Agreements, to establish and protect the rights and remedies created or intended to be created in favor of Agent hereunder and thereunder, and to establish, perfect and maintain the right, title and interest of Agent, for the benefit of the Lessors, in and to the Vehicles, subject to no Lien other than Permitted Liens, or of such financing statements or fixture filings or other documents with respect hereto as Agent or any Lessor may from time to time reasonably request, and Lessee agrees to execute and deliver promptly such of the foregoing financing statements and fixture filings or other documents as may require execution by Lessee. Without limiting the foregoing, on and after the date Lessee elects or is deemed to have elected the Lessee Purchase Option or the Sale Option, Agent shall have the unconditional right to demand the execution and delivery by Lessee of bills of sale with respect to the Vehicles leased by Lessee or such documentation as may be necessary to cause title to the Vehicles to be recorded in the name of Agent, for the benefit of the Lessors. To the extent permitted by applicable laws, Lessee hereby authorizes any such financing statements and other documents to be filed without the necessity of the signature of Lessee, if Lessee has failed to sign any such instrument within 10 days after request therefor by Agent or any Lessor. Upon Lessee's request, Agent shall at such time as all of the obligations of Lessee under this Lease or any other Operative Agreements have been indefeasibly paid or performed in full (other than Lessee's contingent obligations, if any, under Articles VII and VIII of the Participation Agreement), execute and deliver termination statements and other appropriate documentation reasonably requested by Lessee, all at Lessee's expense, to evidence Agent's release of its security interest in the Collateral. At such time, Agent shall execute and deliver to Lessee such documents as may be reasonably necessary (without representations or warranties, except that the Vehicles are free and clear of Lessor Liens) to release Agent's security interest in the Vehicles. Any such sale of the Vehicles to either Lessee or a third party shall be on an AS-IS, WHERE-IS basis (without representations or warranties, except that the Vehicles are free and clear of Lessor Liens).

          Section 12.2 Retention of Proceeds in the Case of Default. If Lessee would be entitled to any amount (including any Casualty Proceeds or Partial Casualty Proceeds) but for the existence of any Default, Agent shall hold such amount as part of the Collateral and shall be entitled to apply such amounts against any amounts due hereunder; provided, that Agent shall distribute such amount or transfer such Vehicle in accordance with the other terms of this Lease if and when no Default exists.

          Section 12.3 Attorney-in-Fact. Lessee hereby irrevocably appoints Agent as Lessees attorney-in-fact, with full authority in the place and stead of Lessee and in the name of Lessee or otherwise, from time to time in Agent's discretion, upon the occurrence and during the continuance of an Event of Default, to take any action (including any action that Lessee is entitled to take) and to execute any instrument which Agent or the Required Lessors may deem necessary or advisable to accomplish the purposes of this Lease (subject to any limitations set forth in the Operative Agreements), including, without limitation:

          (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for money due and to become due under or in connection with the Collateral;

          (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with the foregoing clause (a);

          (c) to file any claim or take any action or institute any proceedings which Agent may deem to be necessary or advisable for the collection thereof or to enforce compliance with the terms and conditions of any Collateral; and

          (d) to perform any affirmative obligations of Lessee hereunder.

Lessee hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 12.3 is irrevocable and coupled with an interest.

          Section 12.4 Release of Liens. Upon the replacement or substitution of any Vehicle or Part or Sublease, or the payment of all amounts required pursuant to Section 6.1 in connection with a Casualty, in each case in compliance with the applicable provisions of the Lease, such Vehicle or Part or Sublease shall be released from the security interest created hereunder as provided in Section 5.4(b).


                          ARTICLE XIII

                         Miscellaneous

          Section 13.1 No Waiver. No delay or omission in the exercise of any right, power or remedy accruing to Agent and/or the Lessors upon any breach or default of Lessee hereunder shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein or of or in any similar breach or default thereafter occurring, nor shall any single or partial exercise of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Agent or the Lessors of any breach or default under this Lease must be specifically set forth in writing and must satisfy the requirements set forth in Article X of the Participation Agreement with respect to approval by Agent or the Lessors.

          Section 13.2 Survival of Covenants. All claims pertaining to the representations, warranties and covenants of Lessee under Articles II, III, IV, V, VI, VII, X, XI and XIII shall survive the termination of this Lease to the extent such claims arose out of events occurring or conditions existing prior to any such termination.

          Section 13.3  APPLICABLE LAW.  THIS LEASE SHALL BE
GOVERNED BY AND CONSTRUED UNDER THE LAWS OF CALIFORNIA, WITHOUT
REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF.

          Section 13.4  Effect and Modification of Lease.  No
variation, modification, amendment or waiver of this Lease, including any schedules or exhibits hereto, or any other
Operative Agreement to which Agent or any Lessor is a party shall be valid unless the same shall have been entered into in accordance with Article X of the Participation Agreement.

          Section 13.5 Notices. All notices, demands, requests, consents, approvals and other instruments hereunder shall be in writing and shall be deemed to have been properly given if given as provided for in Section 11.4 of the Participation Agreement.

          Section 13.6 Counterparts. This Lease has been executed in several counterparts. One counterpart has been prominently marked Agent's Copy. Only the counterpart marked Agent's Copy shall evidence a monetary obligation of or shall be deemed to be an original or to be chattel paper for purposes of the Uniform Commercial Code, and such copy shall be held by Agent.

          Section 13.7 Severability. Whenever possible, each provision of this Lease shall be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Lease shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lease.

          Section 13.8 Successors and Assigns: Benefit of Agreement. This Lease shall be binding upon each of the parties hereto and, subject to Sections 13.9 and 13.10 hereof, its respective successors and assigns, and shall inure to the benefit of each of the parties hereto and its respective successors and permitted assigns.

          It is expressly understood and agreed that Agent is entering into this Lease for the benefit of the Lessors, who are third party beneficiaries of this Lease.

          Section 13.9 Assignment by Agent. Agent shall not sell, assign, transfer or otherwise dispose of its rights or delegate its obligations under this Lease to any other Person except as permitted or required by the Participation Agreement.

          Section 13.10 Assignment by Lessee. Lessee shall not sell, assign, transfer or otherwise dispose of its rights or delegate its obligations under this Lease to any other Person, except as permitted or required by Section 5.2 hereof or the Participation Agreement.

          Section 13.11 Jury Trial. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS LEASE OR ANY RELATED DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS LEASE OR ANY RELATED DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

          Section 13.12  Section Headings:  Table of Contents.
Section headings and the table of contents used in this Lease
(including the schedule) are for convenience of reference only and shall not affect the construction of this Lease.

          Section 13.13 Final Agreement. THIS LEASE, TOGETHER WITH THE OTHER OPERATIVE AGREEMENTS, REPRESENTS THE ENTIRE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THE LEASE AND THE OTHER OPERATIVE AGREEMENTS. THIS LEASE CANNOT BE MODIFIED, SUPPLEMENTED, AMENDED, RESCINDED OR CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTIES HERETO IN ACCORDANCE WITH THE TERMS OF THE PARTICIPATION AGREEMENT. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

          Section 13.14  Timeliness of Performance.  The
provisions of Articles VIII and XI pertaining to the delivery of notice and the performance of certain events on dates required by Articles VIII and XI are to be strictly adhered to by the parties hereto.

          IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed and delivered as of the date first above written.


                              CONSOLIDATED FREIGHTWAYS
                              CORPORATION OF DELAWARE, as
                              Lessee


                              By
                              Name:
                              Title:



                              ABN AMRO BANK N.V.,
                              not individually but solely as
                              Agent for the Lessors


                              By
                              Name:
                              Title:


                              By
                              Name:
                              Title:


                           SCHEDULE X

                               TO
                    PARTICIPATION AGREEMENT

                          DEFINITIONS

          The following terms shall have the following meanings for all purposes, and such meanings shall be equally applicable both to the singular and plural forms of the terms defined. Any agreement, document or instrument defined or referred to in this
Schedule X shall include each amendment, modification or supplement thereto including each waiver and consent that may (pursuant to the Operative Agreements) be effective from time to time, except as otherwise expressly indicated. The definition of any person herein shall include its successors and permitted assigns. Reference to schedules and exhibits in this Schedule X shall mean Schedules and Exhibits attached to the Participation Agreement, except as otherwise indicated.

          Actual Knowledge shall mean, as to any matter with respect to any Person, the actual knowledge of such matter by a Responsible Officer of such Person and shall include, without limitation, receipt of a notice of such matter by any such Responsible Officer.

          Affected Lessor shall have the meaning provided in
Section 7.6 of the Participation Agreement.

          Affiliate shall mean, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. No Person shall be considered an Affiliate of Agent unless such Person directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, Agent solely in its capacity as agent under the Lease.

          Agent shall have the meaning provided in the preamble of the Lease.

          Agent Fees shall mean all fees payable to the Agent as agreed in a letter between the Agent and the Lessee dated August
20, 1999 and accepted by the Lessee as of August 24, 1999.

          Agent-Related Persons means ABN AMRO and any successor Agent arising under Section 9.9 of the Participation Agreement, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          Agent's Account shall mean the account of the Agent maintained by the Agent at ABN AMRO Bank N.V. with its office in New York, New York, ABA No. 026009580, F/O ABN AMRO Bank - Chicago CPU, ACCT no. 650-001-1789-41, Ref: CPU00197211 -
Consolidated Freightways.
          Allocation Fraction of any Vehicle shall mean, with respect to the Lease, a fraction, the numerator of which is the Allocated Value of such Vehicle set forth on Schedule I to the Lease (or, if applicable, as provided in Section 6.1(b) of the Lease) and the denominator of which is the aggregate Allocated Value of all of the Vehicles set forth on Schedule I to the Lease (or, if applicable, as provided in Section 6.1(b) of the Lease) then subject to the Lease, including such Vehicle.

          Alter shall have the meaning provided in Section 5.5(a) of the Lease.

          Applicable Margin shall mean, as of any date of determination, a percentage per annum determined as set forth on
Schedule III to the Lease.

          Appraisal shall mean the appraisal of the Vehicles from an Appraiser received pursuant to the terms of the Lease.

          Appraised Value shall mean, with respect to any Vehicle as of any date of determination, the fair market value of such Vehicle as set forth on the Appraisal therefor.

          Appraiser shall mean Valuation Research Corporation or such other Person as is selected by the Lessee and Agent.

          Assignment Agreement shall have the meaning provided in the preamble to the Participation Agreement.

          Assumption Agreement shall have the meaning provided in
Section 6.1(c) of the Participation Agreement.

          Attorney Costs means and includes all reasonable fees and services of any law firm or other external counsel.

          Authority shall mean any: (a) Federal, state, local or (if any Vehicle or any component thereof has been moved outside of the United States) foreign, tribunal, legislative body, governmental subdivision, administrative agency or other governmental authority; or (b) arbitrator or panel of arbitrators, in the case of each of clause (a) and (b) having or exercising jurisdiction over Lessee, Agent, or any Vehicle (or any component thereof).

          Base Rate means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of: (a) the rate of interest announced publicly by the Agent at its office in Chicago, Illinois, from time to time, as its prime or base rate; and (b) 2 of one percent per annum above the Federal Funds Rate. Any change in the prime or base rate announced by the Agent shall take effect at the opening of business on the day specified in the public announcement of such change. Such prime or base rate is determined as a means of pricing credit extensions to some customers and is not directly related to any external rate of interest or index, nor necessarily the lowest rate of interest charged at any given time for any particular class of customers.

          Base Rent shall mean all installments of Fixed Rent and Variable Rent due and payable by Lessee on each Payment Date during the Base Term.

          Base Term shall have the meaning provided in Section
2.1 of the Lease.

          Business Day shall mean any day on which:

               (a) banks are not required or authorized by law to close in New York, Chicago or San Francisco; and

               (b) solely with respect to determinations of Variable Rent determined on the basis of the Eurodollar
     Rate, dealings in Dollars are carried on in the London
     Interbank market.

          Capital Adequacy Regulation means any guideline, request or directive of any central bank or other Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Lessor or of any corporation controlling a Lessor.

          Capital Lease means any lease of Property by the Parent or any of its Subsidiaries which, in accordance with GAAP, is or should be capitalized on the Parent's or such Subsidiary's balance sheet, as the case may be, or for which the amount of the asset and liability thereunder, if so capitalized, should be disclosed in a footnote to such balance sheet.

          Cash Equivalents means: (a) direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States,
(b) money market funds with assets in excess of $1,000,000,000,
(c) certificates of deposit (CD's), bankers acceptances, eurodollar CD's or Yankee CD's with (i) U.S. commercial banks with capital of at least $200,000,000 and a senior long-term dollar denominated debt rating of at least A by Moody's and S&P or (ii) foreign commercial banks with assets of at least $1,000,000,000 and a Thompson Bankwatch rating of at least TBW-1,
(d) eurodollar time deposits with the Nassau or Cayman offshore branches of U.S. commercial banks with capital of at least $200,000,000 and a senior long-term dollar denominated debt rating of at least A by Moody's and S&P, (e) commercial paper rated at least P2 by Moody's and A2 by S&P, (f) medium term, fixed or floating rate notes in offerings of at least $100,000,000 with a maximum tenor of five years, issued by U.S. corporations with a senior long-term dollar denominated debt rating of at least A by Moody's and S&P, and (g) repurchase agreements, provided that (w) the market value of the collateral securing any such repurchase agreement must be equal to at least 102% of the repurchase value plus accrued interest, (x) the collateral (A) has a maturity of three years or less, (B) is issued by the Government of the United States or any agency or instrumentality thereof or U.S. commercial banks with capital of at least $200,000,000 and a senior long-term dollar denominated debt rating of at least A by Moody's and S&P and (C) has pricing information that is available on the Bloomberg Reporting Service,
(y) must be executed with primary dealers listed by the New York Federal Reserve Board and rated at least P1 by Moody's and A1 by S&P, and (z) such collateral must be delivered to Lessee's custodian.

          Casualty shall mean any of the following events in respect of any Vehicle: (a) the loss of such Vehicle or the use thereof due to theft, disappearance, destruction, damage beyond repair or rendition of such Vehicle permanently unfit for normal use for any reason whatsoever in the business judgment of Lessee;
(b) any damage to such Vehicle which results in an insurance settlement with respect to such Vehicle on the basis of a total loss; (c) the permanent condemnation, confiscation or seizure of, or requisition of title to or use of, such Vehicle; (d) as a result of any rule, regulation, order or other action by any Authority, the use of such Vehicle in the normal course of business shall have been prohibited, directly or indirectly, for a period of six consecutive months, unless Lessee, prior to the expiration of such six-month period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such Vehicle by the Lessee thereof or, in any event, if use of such Vehicle shall have been prohibited, directly or indirectly, for a period of twelve consecutive months; or (e) the operation or location of such Vehicle, while under requisition for use by any Authority, in any area excluded from coverage by any insurance policy then in effect with respect to such Vehicle required by the terms of
Section 7.1 of the Lease, if Lessee shall be unable to obtain indemnity in lieu thereof from such Authority; provided that for the purpose of the foregoing clause (e), if such Vehicle shall be returned to Lessee prior to the Casualty Settlement Date in such condition that a Casualty would not otherwise be deemed to exist with respect thereto, then such event shall, at the option of Lessee, not constitute a Casualty.

          Casualty Amount of any Vehicle shall mean, with respect to any Casualty, an amount equal to the product of (a) the Lease
Balance on the date of such Casualty and (b) the Allocation
Fraction of such Vehicle.

          Casualty Notice shall have the meaning provided in
Section 6.1 of the Lease.

          Casualty Proceeds shall have the meaning provided in
Section 6.2 of the Lease.

          Casualty Settlement Date shall have the meaning provided in Section 6.1(a) of the Lease.

          Certificate of Title shall mean a certificate of title, certificate of ownership, manufacturer's certificate of origin or any similar equivalent instrument issued by any applicable
Authority evidencing title, or an interest in title, to a Vehicle.

          Charges shall mean (a) freight, installation and other similar costs with respect to any Vehicle and (b) applicable sales, use or similar taxes imposed upon any Vehicle.

          CNF shall mean CNF Transportation, Inc., a Delaware corporation.

          CNF Note means any promissory note payable by the Parent to CNF under the Tax Sharing Agreement and any substitute, replacement or refinancing of any such promissory note, whether such substitute, replacement or refinanced promissory note is to CNF or other Persons; provided that the Parent's obligations under any such promissory note are subordinated to its obligations under the Affiliate Guaranty and that the terms and conditions of such subordination may not be amended, supplemented or otherwise modified after the date hereof in a manner adverse to the interests of any of the Lessors.

          Code shall mean the Internal Revenue Code of 1986, as amended.

          Collateral shall mean all of Lessees right, title and interest in and to each of the following, whether now existing or hereafter arising or acquired, and wherever located:

               (a)  the Vehicles and the Intellectual Property
     Collateral;

               (b)  the Subleases;

               (c) all contracts necessary to purchase, operate and maintain the Vehicles, including all warranties;

               (d) any rebate, offset or other similar rights under a purchase order, invoice or purchase agreement with any manufacturer of any Vehicle;

               (e) all books, manuals, logs, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying or incorporating any of the foregoing; and

               (f) all products, accessions and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in subsections (a), (b), (c), (d) and (e) above and, to the extent not otherwise included, all payments under insurance (whether or not Lessor is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

          Commitment(s) for each Lessor shall mean the amount set forth in Schedule I to the Participation Agreement across from the name of such Lessor.

          Commitment Percentage shall mean, with respect to each Lessor, the quotient (expressed as a percentage) of such Lessors
Commitment divided by the Total Commitment.

          Consolidated refers to the consolidation of accounts in accordance with GAAP.

          Consolidated EBIT shall mean, for any period, the sum of (i) Consolidated Net Income of the Parent and its Subsidiaries, before total interest expense (whether cash or non-cash) and provisions for taxes based on income, and determined without giving effect to any extraordinary gains or losses but giving effect to gains or losses from sales of assets sold in the ordinary course of business plus (ii) an amount not in excess of $15,000,000 related to charges in connection with the Tax Sharing Agreement plus (iii) any non-cash charge incurred by the Parent and its Subsidiaries for the issuance of common shares under the Parent's restricted stock plan.

          Consolidated EBITDAR shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of all expenses for depreciation, amortization and Consolidated Rental Expenses that were deducted in determining Consolidated EBIT for such period.

          Consolidated Funded Indebtedness means, for any period, without duplication, the sum of (a) all short term Debt of the Parent and its Consolidated Subsidiaries (including the current maturities of long-term Debt) plus (b) all long-term Debt of the Parent and its Consolidated Subsidiaries, including obligations in respect of Capitalized Leases plus (c) the present value (using a discount rate of 10% per annum) of future payments under operating leases of the Parent and its Consolidated Subsidiaries with initial or remaining non-cancellable lease terms in excess of one year plus (d) the undrawn amount of all standby letters of credit issued for the account of the Parent and its Consolidated Subsidiaries, including any unpaid reimbursement obligations thereunder minus (e) in the event that the CNF Note is outstanding as of any date of determination, an amount equal to the lesser of (i) $40,000,000 and (ii) the outstanding principal amount of the CNF Note.

          Consolidated Interest and Rental Expense means, for any period, total interest expense (including amounts properly attributable to interest with respect to Capital Leases in accordance with GAAP, letter of credit costs, and amortization of debt discount and debt issuance costs) and Consolidated Rental Expense of the Parent and its Consolidated Subsidiaries for such period with respect to all outstanding Debt of the Parent and its Consolidated Subsidiaries, including without limitation all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs or benefits under interest rate protection agreements.

          Consolidated Net Income means, for any period, the net income of the Parent and its Consolidated Subsidiaries for such period determined in accordance with GAAP provided, however, that if the Parent shall have acquired the assets and business of any Person or any substantial part of the assets and business of any Person, any revenues and expenses properly attributable to such assets and business or part thereof prior to the date of such acquisition shall not be included in Consolidated Net Income.

          Consolidated Rental Expense means lease payments by the Parent and its Consolidated Subsidiaries under all leases having an initial non-cancellable lease term in excess of one year.

          Consolidated Stockholders' Equity means, with respect to any Person at any date, the Consolidated stockholders' equity of such Person, excluding any amounts attributable to mandatorily redeemable preferred stock.

          Consolidated Subsidiary shall mean, at any date, any subsidiary or other entity the accounts of which would be consolidated with those of Lessee in its Consolidated financial statements if such statements were prepared as of such date.

          Consolidated Tangible Net Worth means, for any Person at any date, the Consolidated Stockholders' Equity of such Person and its Consolidated Subsidiaries less goodwill and intangibles determined on a consolidated basis in accordance with GAAP.

          Consolidated Total Assets means, as of any date, the Consolidated total assets of the Parent and its Subsidiaries as of such date.

          Credit Agreement means the Credit Agreement dated as of October 12, 1999 by and among the Lessee, the Lender Parties party thereto and ABN AMRO BANK N.V., as agent for the Lender Parties, as amended, modified or supplemented from time to time in accordance with its terms.

          Debt of any Person means, without duplication: (a) all obligations and liabilities of such Person in respect of borrowed money, (b) all obligations and liabilities of such Person in respect of Hedging Contracts, (c) all obligations and liabilities at any time owing by Lessee, Parent or any of their Subsidiaries to Agent and/or any Lessor hereunder or under any other Operative Agreement, (d) all obligations and liabilities of such Person secured by any Lien on the Property of such Person, even though such Person shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such Property as would be shown on a balance sheet of such Person prepared in accordance with GAAP, (e) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to Property used or acquired by a Person, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such Property; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such Property as would be shown on a balance sheet of such Person prepared in accordance with GAAP, (f) all obligations and liabilities under any Guaranty of the foregoing.


          Default shall mean any Event of Default or any event or condition that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          Deposit Account shall have the meaning provided in
Section 6.2 of the Lease.

          Designated Entity means any entity identified by Lessee to the Agent in a written notice delivered prior to the respective Investment in accordance with Section 11.4 of the Participation Agreement.

          Dollar and the sign $ mean lawful money of the United
States.

          Effective Date shall mean the date when the conditions set forth in Section 3.1 of the Participation Agreement have been satisfied or waived as provided therein.

          Effective Date Notice shall mean a notice in the form of Exhibit B to the Participation Agreement.

          Environmental Action means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any violation of an Environmental Law or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and
(b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

          Environmental Law shall mean any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance that has the force or effect of law relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

          Equity Interests means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

          ERISA shall mean the Employee Retirement Income
Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder..

          ERISA Event means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA are met with respect to a contributing sponsor, as defined in
Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of
ERISA is reasonably expected to occur with respect to such Plan within the following 30 days but only if the PBGC has not waived the requirements of Section 4043(b) of ERISA with respect to a contributing sponsor; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan in a distress termination pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Lessee or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Lessee or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or
(h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

          Eurodollar Office means, with respect to any Lessor, the office of such Lessor specified as its Eurodollar Office opposite its name on Schedule I to the Participation Agreement or in the Investor's Letter pursuant to which it becomes a Lessor or such other office of such Lessor as such Lessor may from time to time specify to the Lessee and the Agent.

          Eurodollar Rate means, for any Rent Period, an interest rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the rate for deposits in Dollars for the period commencing on the first day of such Rent Period and ending on the last day of such Rent Period which appears on Telerate Page 3750 as of 11:00 A.M., London time, two Business Days prior to the beginning of such Rent Period. If at least two rates appear on such Telerate Page for such Rent Period, the Eurodollar Rate shall be the arithmetic mean of such rates. If the AEurodollar Rate cannot be determined in accordance with the immediately preceding sentences with respect to any Rent Period, the Eurodollar Rate with respect to each day during such Rent Period shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by the Agent and the Lessee or, in the absence of such agreement, the Eurodollar Rate shall instead be the rate per annum equal to the arithmetic mean (rounded upwards to the nearest 1/100th of 1%) of the respective rates notified to the Agent by each of the Reference Lessors as the rate at which such Reference Lessor is offered Dollar deposits at or about 11:00 A.M., San Francisco time, two Business Days prior to the beginning of such Rent Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Rent Period for the number of days comprised therein and in an amount comparable to the Lease Balance.

          Event of Default shall have the meaning provided in
Section 8.1 of the Lease.

          Federal Funds Rate means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, AH.15(519)) for such day opposite the caption AFederal Funds (Effective); or, if for any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 P.M. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the Composite 3:30 P.M. Quotation) for such day under the caption Federal Funds Effective Rate. If on any relevant day the appropriate rate for such day is not yet published in either H.15(519) or the Composite 3:30 P.M. Quotations, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 A.M. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

          Fixed Rent shall mean, for each Payment Date during the Base Term and each Renewal Term, that portion of the installment of Rent payable on such Payment Date set forth under the heading
Fixed Rent Payment on Schedule II to the Lease.

          Funding shall have the meaning assigned to that term in
Section 2.1 of the Participation Agreement.

          GAAP shall mean generally accepted accounting principles in the United States of America in effect from time to time, applied on a consistent basis both as to classification of items and amounts.

          Guaranty means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the Aguaranteed obligations), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor, (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition, or (c) to lease property or to purchase any debt or equity securities or other property or services, but excluding the endorsement for collection of checks received in the ordinary course of business.

          Hazardous Materials means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

          Hedging Contract means any interest rate swap agreement, currency swap agreement, commodities swap agreement, equity option or put arrangement, cap, floor or collar agreement, insurance relating to the respective risk protection or other similar agreement or arrangement designed to provide such risk protection.

          Impositions shall mean all fees (including, but not limited to, license, documentation, recording or registration fees) and taxes (including but not limited to all income, sales, use, lease, sublease, gross receipts, personal property, occupational, value added or other taxes, levies, imposts, duties, assessments, charges or withholdings of any nature whatsoever), together with any penalties, fines or additions to tax or interest thereon.

          Indemnified Liabilities shall have the meaning specified in Section 7.1 of the Participation Agreement.

          Indemnitee(s) shall mean Agent in both its individual and agent capacity, the Lessors, any Affiliate of any of them and any assignee, officer, director, employee, attorney or agent of any of them.

          Index Reference shall have the meaning specified in
     Schedule III to the Lease.

          Insolvency Proceeding shall have the meaning specified in Section 11.5(b) of the Participation Agreement.

          Intellectual Property Collateral shall mean:

               (a) all software programs (including both source code, object code and all related applications and data files), whether now owned, licensed or leased or hereafter acquired by Lessee, designed for use on any computers and electronic data processing hardware constituting part of and not readily removable from the Vehicles and necessary for the operation and maintenance of the Vehicles; provided that with respect to any licensed or leased software program the foregoing shall be included in Intellectual Property Collateral only to the extent that a grant of a security interest is not prohibited by the terms of the license or lease;

               (b)  all firmware associated therewith;

               (c) all documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such hardware, software and firmware described in the preceding clauses (a) and (b); and
               (d)  all rights with respect to all of the
     foregoing, including, without limitation, any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing.

          Interest Rate means, with respect to any Rent Period, the rate per annum equal to the sum of the Eurodollar Rate for such Rent Period plus the Applicable Margin, provided that if the Eurodollar Rate is not available for any reason as provided in the Participation Agreement, then as provided therein the Interest Rate shall be the rate per annum equal to the sum of the Base Rate in effect from time to time during such Rent Period plus the Applicable Margin.

          International Registration Plan shall mean the reciprocity agreement among various states, including Oregon and Illinois, and Canadian provinces, pursuant to which fleets of motor vehicles used in interstate commerce are registered and licensed for operation within and among the signatory states and provinces.

          interstate or intrastate shall refer to interstate or intrastate activity, as appropriate, within the United States.

          Investment in any Person, means any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, and any Guaranty in respect of obligations of such Person.

          Investor's Letter shall have the meaning provided in
Section 11.8(b) of the Participation Agreement.

          Lease shall mean that certain Lease Intended as Security, dated as of October 12, 1999 by and between Agent and Lessee, substantially in the form of Exhibit A to the Participation Agreement, as amended, modified or supplemented from time to time in accordance with the Participation Agreement.

          Lease Balance shall mean, as of any determination date, the aggregate Purchase Price of all of the Vehicles, minus all amounts of Fixed Rent actually paid to the date of determination and all Reduction Amounts actually paid to the date of determination.

          Lease Term shall have the meaning provided in Section
2.1 of the Lease.

          Lessee shall mean Consolidated Freightways Corporation of Delaware, a Delaware corporation.

          Lessee Purchase Option shall have the meaning provided in Section 11.1(b) of the Lease.

          Lessee Risk Amount shall mean, on any date, an amount equal to the product of (i) the percentage (expressed as a decimal) set forth opposite such date under the heading ALessee Risk Percentage on Schedule II to the Lease times (ii) the aggregate Purchase Price of all Vehicles.

          Lessee Risk Percentage shall mean the applicable percentage set forth under the heading Lessee Risk Percentage on
Schedule II to the Lease.

          Lessor Liens shall mean, on any date, Liens or other conveyances resulting from any act of or claim against Agent in its individual capacity (or any Person claiming by, through or under Agent in its individual capacity) or any Lessor, in each case arising out of any event or condition not related to the exercise of such Person's rights or the performance of its duties expressly provided under any Operative Agreement.

          Lessor Risk Amount shall mean, on any date, an amount equal to the product of (i) the percentage (expressed as a decimal) set forth opposite such date under the heading ALessor Risk Percentage on Schedule II to the Lease times (ii) the aggregate Purchase Price of all Vehicles.

          Lessor Risk Percentage shall mean the applicable percentage set forth under the heading Lessor Risk Percentage on
Schedule II to the Lease.

          Lessors shall mean each of the Persons identified as a Lessor in Schedule I to the Participation Agreement and those Persons to whom the interests in the Lease and the Collateral shall have been transferred or assigned from time to time in accordance with the provisions of the Lease and the Participation Agreement.

          Lien shall mean: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of such property, whether such interest is based on common law, statute, or contract, and including without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes (but excluding any lease, consignment or bailment which is not for security purposes) and
(b) to the extent not included in clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property.

          Material Adverse Effect shall mean a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of Lessee or the Parent and its Subsidiaries taken as a whole, (b) the legality, validity, binding effect, or enforceability of any Operative Agreement or
(c) the ability of Lessee to perform its obligations in any material respect under any Operative Agreement.

          Material Adverse Effect Cross-Acceleration shall mean that a default has occurred under Section 8.1(j) of the Lease as a result of the acceleration of Debt of the Lessee (or of an Affiliate of the Lessee) to any Lessor or group of Lessors because of the acceleration of that Debt either (i) as a result of an Event of Default under Section 6.01(l) of the Credit Agreement (without any other Event of Default under the Credit Agreement) or (ii) under any similar provision of any other agreement to which the Lessee or an Affiliate of the Lessee is a party as obligor and any Lessor or group of Lessors is a party as obligee or obligees (without any other default under such other agreement).

          Moodys means Moodys Investors Service, Inc.

          Multiemployer Plan shall have the meaning assigned to the term multiemployer plan in Section 3(37) of ERISA.

          Net Cash Proceeds means, with respect to the sale or issuance of any Equity Interests in any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment of deferred consideration) by or on behalf of such Person for its own account in connection with any such transaction, after deducting therefrom (without duplication) only reasonable and customary underwriting fees and discounts, legal fees, accounting fees and other similar fees and reasonable and customary printing expenses and, to the extent, but only to the extent, that the amounts so deducted are actually paid (i) at the time of the receipt of such cash or (ii) if later, within 30 days after the consummation of such transaction (based on such Person's reasonable estimate of the aggregate amount of all such discounts, fees, costs and expenses therefor at the time of the consummation of such transaction); provided, however, that, notwithstanding any of the foregoing provisions of this definition, (A) any and all amounts so deducted by any such Person pursuant to this definition shall be properly attributable to the transaction that are the subject thereof and shall be payable solely to one or more Persons that are not Affiliates of the Lessee or any Affiliate of the Lessee and (B) if, at the time any of the discounts, fees, costs, or expenses, referred to in this definition are actually paid or otherwise satisfied, the reserve therefor or the amount otherwise retained by such Person for the payment or satisfaction thereof exceeds the amount so paid or otherwise satisfied, then the amount of such excess reserve or retained amount, as the case may be, shall constitute ANet Cash Proceeds@ on and as of the date of such payment or other satisfaction for all purposes of this definition.

          Operative Agreement(s) shall mean the Participation Agreement, the Lease, the Effective Date Notice, the Subleases, any Assumption Agreement, each Certificate of Title and each UCC financing statement filed or to be filed from time to time with respect to the security interests created pursuant to the Lease.

          Original States has the meaning provided in Section 5.1(b) of the Participation Agreement.
          Outstanding Investment of any Lessor as of any date of determination shall mean the aggregate amount funded by such Lessor pursuant to Section 2.1 of the Participation Agreement, reduced by all Fixed Rent paid to Agent for the account of such Lessor and all Reduction Amounts paid to Agent for the account of such Lessor.

          Parent means Consolidated Freightways Corporation, a
Delaware corporation.

          Part(s) shall mean all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature that may from time to time be incorporated or installed in or attached to any Vehicle.

          Partial Casualty shall mean any loss, damage, destruction, taking by eminent domain, loss of use or theft of any portion of a Vehicle or the rendition of any Vehicle unfit for normal use for any reason whatsoever in the business judgment of Lessee, in each case which does not constitute a Casualty.

          Participant(s) shall mean any or all of the parties to the Participation Agreement.

          Participation Agreement shall mean the Participation
Agreement, dated as of October 12, 1999, entered into between Lessee, Agent and Lessors, as amended, modified or supplemented from time to time in accordance with its terms.

          Payment Date shall mean (i) the respective dates specified on Schedule II to the Lease for Fixed Rent ; provided, however, that if any such date is not a Business Day, then such Payment Date shall occur on the next following Business Day and
(ii) the last day of each Rent Period for Variable Rent.

          Payment Default shall mean an Event of Default described in Section 8.1(a) of the Lease.

          PBGC shall mean the Pension Benefit Guaranty
Corporation or any successor.

          Pension Plan shall mean, with respect to any Person, a pension plan as such term is defined in Section 3(2) of ERISA which is subject to Title IV of ERISA and as to which such Person may have any liability or contingent liability, including, but not limited to, liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

          Permitted Contest shall mean actions taken by a Person to contest in good faith, by appropriate proceedings initiated timely and diligently prosecuted, the legality, validity or applicability to the Vehicles or any interest therein of any Person of: (a) any law, regulation, rule, judgment, order, or other legal provision or judicial or administrative requirements;
(b) any term or condition of, or any revocation or amendment of, or other proceeding relating to, any authorization or other consent, approval or other action by any Authority; or (c) any Lien or Imposition; provided that the initiation and prosecution of such contest would not: (i) result in, or materially increase the risk of, the imposition of any criminal liability on any Indemnitee; (ii) materially and adversely affect the security interests created by the Lease or the right, title or interest of Agent or any Lessor in or to any of the Vehicles or the right of Agent to receive payment of Rent or the Lease Balance or any interest therein; or (iii) materially and adversely affect the fair market value, utility or remaining useful life of the Vehicles or any interest therein or the continued economic operation thereof; and provided further that in any event adequate reserves in accordance with GAAP are maintained against any adverse determination of such contest.

          Permitted Lessor Liens shall mean Lessor Liens: (a) for Taxes of Agent or a Lessor either not yet due or being challenged by a Permitted Contest; (b) arising out of judgments or awards against Agent or a Lessor with respect to which at the time an appeal or proceeding for review is being prosecuted by a Permitted Contest; and (c) arising out of Liens arising voluntarily in the ordinary course of business of Agent or a Lessor for amounts the payment of which is either not delinquent or is being contested by a Permitted Contest.

          Permitted Liens shall mean: (i) any rights in favor of Lessors under the Operative Agreements and any rights of any Persons entitled to use of the Collateral in accordance with
Section 5.2 of the Lease; (ii) any Lien, (including, without limitation, Liens of landlords, carriers, warehousemen, mechanics or materialmen) in favor of any Person securing payment of the price of goods or services provided in the ordinary course of business for amounts the payment of which is not overdue or is being contested in good faith by appropriate proceedings promptly initiated and diligently prosecuted, so long as such proceedings do not involve any reasonable danger of sale, forfeiture or loss of all or any material part of the Collateral and do not materially adversely affect any Lien created in favor of Lessor under the Lease; (iii) any Lessor Lien or any Lien arising out of any breach by any Lessor of its obligations under the Operative Agreements; (iv) any Lien for current taxes, assessments or other governmental charges which are not delinquent or the validity of which is being contested by a Permitted Contest; (v) attachments, judgments and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured hereby are being contested in good faith and by appropriate proceedings;
(vi) reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, zoning and land use restrictions and other similar title exceptions or encumbrances affecting real property that were not incurred in connection with the incurrence of indebtedness, so long as such Liens do not involve a reasonable danger of sale, forfeiture or loss of all or any material portion of the Collateral and do not materially adversely affect any Lien created in favor of Lessor under the Lease; and (vii) any Lien incurred in the ordinary course of business to secure performance of statutory obligations.

          Person shall mean an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

          Plan shall mean an employee benefit plan as defined in
section 3(3) of ERISA.

          Pricing Index shall have the meaning specified in
     Schedule III to the Lease.

          Purchase Price shall mean, for the Vehicles, the purchase price provided in the Assignment Agreement.

          Real Estate means all of the present and future interests of any Person, as owner, lessee, or otherwise, in real property, including, without limitation, any interest arising from an option to purchase or lease any such real property.

          Reduction Amount shall mean amounts paid by Lessee to Agent, for the benefit of the Lessors, for the purchase of any Vehicle pursuant to Section 6.1 or 6.2 of the Lease, provided that Reduction Amounts shall not include any Rent, Charges or any costs, expenses or taxes to be paid by Lessee in connection with any such purchase, sale or transfer.

          Reference Lessors means ABN AMRO Bank N.V. and Bank
One, NA or such other Lessors as may be agreed by the Lessee and the Agent from time to time.

          Related Person shall mean, with respect to any Person, any trade or business (whether or not incorporated) which, together with such Person, is under common control as described in section 414 of the Code.

          Renewal Option shall have the meaning provided in
Section 11.1(a) of the Lease.

          Renewal Rent shall mean all payments of Fixed Rent and Variable Rent due and payable by Lessee on each Payment Date during the applicable Renewal Term.

          Renewal Term shall have the meaning provided in Section
2.2 of the Lease.

          Rent shall mean Base Rent and/or Renewal Rent, as the context may require.

          Rent Period shall mean the period beginning on the first day of the Lease Term and ending on (but excluding) the date which numerically corresponds to such date one month thereafter and each consecutive one-month period thereafter, with each such period ending on the date which numerically corresponds to the date on which such period commenced; provided, however, that (a) if such Rent Period would otherwise end on a day which is not a Business Day, then such Rent Period would otherwise end on a day which is not a Business Day, then such Rent Period shall end on the next following Business Day, unless (solely for purposes of determining Rent Periods in connection with calculating Variable Rent on a Eurodollar Rate basis) such next following Business Day is the first Business Day of a calendar month, in which case such Rent Period shall end on the Business Day immediately preceding such numerically corresponding day, and
(b) no Rent Period may end later than the last day of the Lease
Term.

          Replaced Part shall have the meaning provided in
Section 5.4(a) of the Lease.

          Replacement Part shall have the meaning provided in
Section 5.4(a) of the Lease.

          Replacement Vehicle shall mean any Vehicle duly substituted for another Vehicle in accordance with the provisions of the Operative Agreements, as contemplated by Sections 6.1 and
6.2 of the Lease.

          Reportable Event shall mean a Areportable event described in Section 4043(b) of ERISA and the regulations thereunder.

          Required Lessors shall mean, at a particular time, the holders of at least 51% of the Outstanding Investment.

          Responsible Officer of a Person shall mean the chief financial officer, treasurer or controller of the respective
Person.

          S&P means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

          Sale Option shall have the meaning provided in Section
11.1(c) of the Lease.

          Schedule X shall mean this Schedule to the Participation Agreement.

          Securities Act shall mean the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as the same shall be in effect from time to time.

          Sublease shall mean a sublease of Vehicles entered into in accordance with Section 5.2 of the Lease.

          Sublessee shall mean the lessees or sublessee under any Sublease.

          Subsidiary of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries; provided that the term Subsidiary shall not include any Designated Entity that would otherwise have constituted a Subsidiary hereunder.

          Synthetic Lease means a lease and related documents entered into in connection with the financing of equipment which qualifies as an operating lease for accounting purposes but which permits the lessee to be treated as the owner of the equipment for tax purposes.

          Tax Sharing Agreement means that certain Tax Sharing
Agreement dated December 2, 1996 between the Parent and CNF, as it may be amended from time to time.

          Termination Date shall mean the date on which the Lease Term ends pursuant to (a) Article VIII of the Lease relating to termination as a result of an Event of Default, (b) Article X of the Lease relating to early termination, or (c) Section 11.1 of the Lease relating to the exercise of Lessee Purchase Option or Sale Option.

          Termination Percentage shall mean the applicable percentage set forth under the heading Termination Percentage on
Schedule II to the Lease.

          Termination Value shall mean, at any date, an amount equal to the product of (i) the percentage (expressed as a decimal) set forth opposite such date under the heading
Termination Percentage on Schedule II to the Lease times (ii) the aggregate Purchase Price of all Vehicles.

          Total Commitment shall mean the total of the Commitments of the Lessors set forth on Schedule I to the Participation Agreement.

          Transaction Costs shall mean, without duplication,

               (i) a fee in respect of legal fees of Shearman & Sterling reasonably incurred on behalf of Agent through the Effective Date in connection with the negotiation, execution and delivery of the Operative Agreements, and the transactions contemplated thereby, and the reasonable out-of-pocket expenses of Shearman & Sterling in connection with the foregoing;

               (ii)      the fees and expenses of the Appraiser;

               (iii)     the Agent Fees; and

               (iv)      all costs of lien searches and
          perfection of a first priority security interest in the Vehicles.

          UCC@ shall mean the Uniform Commercial Code, as in effect from time to time in any applicable jurisdiction.

          Variable Rent shall mean, with respect to each Rent
Period, an amount equal to interest accrued on the Lease Balance outstanding during such period at the Interest Rate.

          Vehicle shall mean each tractor listed on Schedule I to the Lease, and any substitutions therefor, replacements thereof and additions thereto from time to time pursuant to the Operative
Agreements.

          Welfare Plan shall mean, with respect to any Person, a welfare plan as such term is defined in Section 3(1) of ERISA to which such Person or any Related Person to such Person may have any liability or contingent liability.